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As filed with the Securities and Exchange Commission on March 28, 2018

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SINCLAIR BROADCAST GROUP, INC.
SINCLAIR TELEVISION GROUP, INC.
(Exact name of registrant as specified in its charter)

Maryland Maryland (State or other jurisdiction of incorporation)	52-1494660 52-0829972 (I.R.S. Employer Identification No.)

10706 Beaver Dam Road
Hunt Valley, Maryland 21030
Telephone: (410) 568-1500
(Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

David D. Smith
Executive Chairman
Sinclair Broadcast Group, Inc.
10706 Beaver Dam Road
Hunt Valley, Maryland 21030
Telephone: (410) 568-1500
(Name, address, including zip code and telephone number, including area code of agent for service)

Copies to:
Jeffrey B. Grill, Esq.
Justin J. Bintrim, Esq.
Pillsbury Winthrop Shaw Pittman LLP
1200 Seventeenth St., NW
Washington, D.C. 20036
(202) 663-8000

Approximate date of commencement of proposed sale of the securities to the public:
From time to time following the effective date of this registration statement.

            If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

            If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

            If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

            Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer" "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☐

            Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

            Emerging growth company    ☐

            If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(2)	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)

Debt Securities

Guarantees of Subsidiary Registrants(4)

Preferred Stock, $0.01 par value

Depositary Shares(3)

Class A Common Stock, $0.01 par value

Warrants

Total

(1)
An indeterminate number of securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.

(2)
Offered securities registered hereunder may be sold separately, together or as units with other offered securities registered hereunder. The proposed maximum initial offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered thereunder.

(3)
Each depositary share will be issued under a deposit agreement and will be evidenced by a depositary receipt.

(4)
No separate consideration will be received for guarantees, and pursuant to Rule 457(n), no fee is payable with respect to the guarantees registered.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code No.	I.R.S. Employer Identification No.	Address, including Zip Code, and Telephone Number, including Area Code, of Registrant Guarantor's Principal Executive Offices
ACC Licensee, LLC	Delaware	4833	02-0609812	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Action TV, LLC	Nevada	4833	81-4157174	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Birmingham (WABM-TV) Licensee, Inc.	Maryland	4833	90-0209556	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Chesapeake Media I, LLC	Nevada	4833	46-2255240	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Chesapeake Television Licensee, LLC	Maryland	4833	52-2115731	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
CometTV, LLC	Nevada	4833	47-5112342	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Drive Auto, LLC	Nevada	4833	81-4020697	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Fisher Mills Inc.	Washington	4833	91-0870669	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Fisher Properties Inc.	Washington	4833	91-0870215	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Full Measure, LLC	Maryland	4833	37-1790880	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Harrisburg Licensee, LLC	Nevada	4833	82-1056304	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Harrisburg Television, Inc.	Delaware	4833	25-1779618	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Hummingbird, LLC	Nevada	4833	81-3917647	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Illinois Television LLC	Maryland	4833	45-5586210	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
KABB Licensee, LLC	Maryland	4833	52-2115751	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
KAME, LLC	Nevada	4833	36-4813032	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
KATV Licensee, LLC	Nevada	4833	47-1543043	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500

Exact Name of Registrant Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code No.	I.R.S. Employer Identification No.	Address, including Zip Code, and Telephone Number, including Area Code, of Registrant Guarantor's Principal Executive Offices
KATV, LLC	Delaware	4833	75-3262944	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
KBSI Licensee L.P.	Virginia	4833	54-1762871	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
KDBC Licensee, LLC	Delaware	4833	80-0368763	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
KDNL Licensee, LLC	Maryland	4833	52-2115752	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
KDSM, LLC	Maryland	4833	55-0829966	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
KDSM Licensee, LLC	Maryland	4833	52-2115766	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
KENV, LLC	Nevada	4833	32-0470605	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
KEYE Licensee, LLC	Nevada	4833	45-3206684	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
KFDM Licensee, LLC	Nevada	4833	45-3754130	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
KFOX Licensee, LLC	Nevada	4833	46-2117922	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
KFRE Licensee, LLC	Delaware	4833	80-0368765	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
KFXA Licensee, LLC	Nevada	4833	26-2161390	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
KGAN Licensee, LLC	Maryland	4833	52-2149845	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
KGBT Licensee, LLC	Nevada	4833	46-2442964	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
KHGI Licensee, LLC	Nevada	4833	03-0472770	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
KHQA Licensee, LLC	Nevada	4833	46-2581873	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
KJZZ Licensee, LLC	Nevada	4833	81-2504795	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
KLGT Licensee, LLC	Maryland	4833	52-2117084	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
KMPH Licensee, LLC	Delaware	4833	80-0368758	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500

Exact Name of Registrant Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code No.	I.R.S. Employer Identification No.	Address, including Zip Code, and Telephone Number, including Area Code, of Registrant Guarantor's Principal Executive Offices
KOCB Licensee, LLC	Maryland	4833	52-2115783	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
KOKH Licensee, LLC	Maryland	4833	52-2203569	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
KOKH, LLC	Nevada	4833	03-0507160	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
KPTH Licensee, LLC	Nevada	4833	46-3910588	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
KPTM Licensee, LLC	Delaware	4833	80-0368778	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
KRCG Licensee, LLC	Nevada	4833	46-2719546	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
KRNV, LLC	Nevada	4833	32-0469550	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
KRXI, LLC	Nevada	4833	35-2536401	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
KRXI Licensee, LLC	Nevada	4833	46-2156931	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
KSAS Licensee, LLC	Nevada	4833	46-0649940	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
KTUL Licensee, LLC	Nevada	4833	47-1543205	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
KTUL, LLC	Delaware	4833	75-3262945	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
KTVL Licensee, LLC	Nevada	4833	45-3754087	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
KTVO Licensee, LLC	Nevada	4833	46-2456176	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
KUPN Licensee, LLC	Maryland	4833	52-2115754	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
KUQI Licensee, LLC	Nevada	4833	47-5099798	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
KUTV Licensee, LLC	Nevada	4833	45-3206693	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
KVCW, LLC	Nevada	4833	30-0876204	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
KVII Licensee, LLC	Nevada	4833	46-2252750	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500

Exact Name of Registrant Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code No.	I.R.S. Employer Identification No.	Address, including Zip Code, and Telephone Number, including Area Code, of Registrant Guarantor's Principal Executive Offices
KVMY, LLC	Nevada	4833	61-1765020	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Milwaukee Television, LLC	Wisconsin	4833	52-1836393	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
New York Television, Inc.	Maryland	4833	52-2261453	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Perpetual Corporation	Delaware	4833	95-2159756	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Raleigh (WRDC-TV) Licensee, Inc.	Maryland	4833	25-1761433	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
San Antonio Television, LLC	Delaware	4833	43-2067983	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Acquisition VII, Inc.	Maryland	4833	52-2202776	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Acquisition VIII, Inc.	Maryland	4833	52-2202775	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Acquisition IX, Inc.	Maryland	4833	52-2202774	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Bakersfield Licensee, LLC	Nevada	4833	46-3512584	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Boise Licensee, LLC	Nevada	4833	46-3538588	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Broadcasting of Seattle, LLC	Delaware	4833	91-1861408	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair-California Licensee, LLC	Nevada	4833	82-3356666	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Communications, LLC	Maryland	4833	55-0829979	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Digital Agency, LLC	Maryland	4833	30-0971414	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Digital Group, LLC	Maryland	4833	46-5025340	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Digital News, LLC	Maryland	4833	37-1852094	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Eugene Licensee, LLC	Nevada	4833	46-3605419	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500

Exact Name of Registrant Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code No.	I.R.S. Employer Identification No.	Address, including Zip Code, and Telephone Number, including Area Code, of Registrant Guarantor's Principal Executive Offices
Sinclair Kennewick Licensee, LLC	Nevada	4833	46-3497357	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair La Grande Licensee, LLC	Nevada	4833	46-3511509	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Lewiston Licensee, LLC	Nevada	4833	46-3573389	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Media III, Inc.	Maryland	4833	52-1836394	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Media VI, Inc.	Delaware	4833	26-0209597	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Media Licensee, LLC	Delaware	4833	32-0542975	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Media of Boise, LLC	Delaware	4833	91-2136488	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Media of Seattle, LLC	Delaware	4833	91-2136495	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Media of Washington, LLC	Delaware	4833	91-2136487	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Networks Group, LLC	Maryland	4833	46-4440742	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Portland Licensee, LLC	Nevada	4833	46-3583558	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Programming Company, LLC	Maryland	4833	54-2095223	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Properties, LLC	Virginia	4833	54-1781481	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Radio of Seattle, LLC	Delaware	4833	91-2136489	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Radio of Seattle Licensee, LLC	Nevada	4833	46-3598238	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Seattle Licensee, LLC	Nevada	4833	46-3519722	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Television Media, Inc.	Washington	4833	91-0222050	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Television of Abilene, LLC	Texas	4833	82-2893804	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500

Exact Name of Registrant Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code No.	I.R.S. Employer Identification No.	Address, including Zip Code, and Telephone Number, including Area Code, of Registrant Guarantor's Principal Executive Offices
Sinclair Television of Bristol, LLC	Virginia	4833	54-0467002	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Television of California, LLC	California	4833	82-2934172	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Television of El Paso, LLC	Delaware	4833	27-0402717	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Television of Fresno, LLC	Delaware	4833	27-0402671	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Television of Illinois, LLC	Nevada	4833	46-2254158	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Television of Montana, LLC	Delaware	4833	82-2917292	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Television of New Bern, LLC	North Carolina	4833	82-2944915	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Television of Omaha, LLC	Delaware	4833	27-0402604	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Television of Oregon, LLC	Delaware	4833	93-0442714	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Television of Portland, LLC	Delaware	4833	91-2136493	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Television of Seattle, Inc.	Washington	4833	91-0222175	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Television of Washington, Inc.	Washington	4833	91-1671233	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Television Stations, LLC	Delaware	4833	52-1961323	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
Sinclair Yakima Licensee, LLC	Nevada	4833	46-3569620	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
TBD TV, LLC	Nevada	4833	81-4136423	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
The Tennis Channel Holdings, Inc.	Delaware	4833	26-0614227	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
The Tennis Channel, Inc.	Delaware	4833	95-4862326	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WACH Licensee, LLC	Nevada	4833	46-2432324	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500

Exact Name of Registrant Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code No.	I.R.S. Employer Identification No.	Address, including Zip Code, and Telephone Number, including Area Code, of Registrant Guarantor's Principal Executive Offices
WBMA Licensee, LLC	Nevada	4833	47-1543301	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WCGV Licensee, LLC	Maryland	4833	52-2115785	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WCHS Licensee, LLC	Maryland	4833	52-2115763	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WCTI Licensee, LLC	Delaware	4833	61-1857504	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WCWB Licensee, LLC	Maryland	4833	52-2203568	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WCWF Licensee, LLC	Nevada	4833	47-1658298	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WCWN Licensee, LLC	Nevada	4833	45-3745164	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WDKA Licensee, LLC	Nevada	4833	20-4154259	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WDKY Licensee, LLC	Maryland	4833	52-2115782	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WEAR Licensee, LLC	Maryland	4833	52-2117080	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
West Coast Digital, LLC	Nevada	4833	32-0513540	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WFGX Licensee, LLC	Nevada	4833	27-0086509	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WFXL Licensee, LLC	Nevada	4833	46-2297707	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WGFL Licensee, LLC	Nevada	4833	46-4081009	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WGME, Inc.	Maryland	4833	52-2050323	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WGME Licensee, LLC	Maryland	4833	52-2149851	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WGXA Licensee, LLC	Nevada	4833	46-5465498	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WHOI Licensee, LLC	Nevada	4833	46-2843426	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WICD Licensee, LLC	Maryland	4833	52-2149843	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500

Exact Name of Registrant Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code No.	I.R.S. Employer Identification No.	Address, including Zip Code, and Telephone Number, including Area Code, of Registrant Guarantor's Principal Executive Offices
WICS Licensee, LLC	Maryland	4833	52-2149853	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WJAC Licensee, LLC	Nevada	4833	46-2194800	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WJAR Licensee, LLC	Nevada	4833	47-1663634	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WKEF Licensee L.P.	Virginia	4833	54-1762869	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WKRC Licensee, LLC	Nevada	4833	46-0620031	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WLFL Licensee, LLC	Maryland	4833	52-2115786	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WLOS Licensee, LLC	Maryland	4833	52-2115696	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WLUK Licensee, LLC	Nevada	4833	47-1676484	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WMMP Licensee L.P.	Virginia	4833	54-1816156	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WMSN Licensee, LLC	Nevada	4833	75-2976030	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WNAB Licensee, LLC	Nevada	4833	20-3179769	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WNWO Licensee, LLC	Nevada	4833	46-4054258	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WOAI Licensee, LLC	Nevada	4833	46-0612559	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WOLF Licensee, LLC	Nevada	4833	46-4049832	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WPBN Licensee, LLC	Nevada	4833	46-2664744	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WPDE Licensee, LLC	Nevada	4833	46-2515768	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WPEC Licensee, LLC	Nevada	4833	45-3745087	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WPGH Licensee, LLC	Maryland	4833	52-2115755	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WQMY Licensee, LLC	Nevada	4833	46-4071566	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500

Exact Name of Registrant Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code No.	I.R.S. Employer Identification No.	Address, including Zip Code, and Telephone Number, including Area Code, of Registrant Guarantor's Principal Executive Offices
WRDC, LLC	Nevada	4833	56-2319367	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WRGB Licensee, LLC	Nevada	4833	45-3745141	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WRGT Licensee, LLC	Nevada	4833	01-0735535	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WRLH Licensee, LLC	Nevada	4833	75-2976002	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WSBT Licensee, LLC	Nevada	4833	46-2727694	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WSET Licensee, LLC	Nevada	4833	47-1543411	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WSMH, Inc.	Maryland	4833	52-1952880	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WSMH Licensee, LLC	Maryland	4833	52-2115781	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WSTQ Licensee, LLC	Nevada	4833	46-2606878	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WSYX Licensee, Inc.	Maryland	4833	52-2100995	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WTGS Licensee, LLC	Nevada	4833	47-1658418	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WTOV Licensee, LLC	Nevada	4833	46-2160874	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WTTO Licensee, LLC	Maryland	4833	52-2115688	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WTVC Licensee, LLC	Nevada	4833	45-3745196	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WTVX Licensee, LLC	Nevada	4833	45-3206731	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WTVZ Licensee, LLC	Maryland	4833	52-2115761	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WTWC Licensee, LLC	Maryland	4833	52-2149854	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WUCW, LLC	Maryland	4833	45-4027882	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WUHF Licensee, LLC	Nevada	4833	75-2975838	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500

Exact Name of Registrant Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code No.	I.R.S. Employer Identification No.	Address, including Zip Code, and Telephone Number, including Area Code, of Registrant Guarantor's Principal Executive Offices
WUPN Licensee, LLC	Maryland	4833	52-2203571	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WUTV Licensee, LLC	Nevada	4833	75-2975851	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WUXP Licensee, LLC	Maryland	4833	52-2203570	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WVAH Licensee, LLC	Nevada	4833	04-3702038	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WVTV Licensee, Inc.	Maryland	4833	51-0350913	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WWHO Licensee, LLC	Nevada	4833	45-4540346	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WWMT Licensee, LLC	Nevada	4833	45-3745116	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WXLV Licensee, LLC	Nevada	4833	75-2975864	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500
WZTV Licensee, LLC	Nevada	4833	75-2975977	10706 Beaver Dam Road Hunt Valley, Maryland 21030 (410) 568-1500

Prospectus

Sinclair Broadcast Group, Inc.
Sinclair Television Group, Inc.

Debt Securities, Preferred Stock, Depositary Shares,
Class A Common Stock, Warrants and Guarantees

        Sinclair Broadcast Group, Inc., which we refer to in this prospectus as "Sinclair" except as noted otherwise, may from time to time offer, in one or more series, separately or together, the following:

  •
  debt securities, which may be either senior debt securities or subordinated debt securities;

  •
  shares of preferred stock;

  •
  depositary shares representing interests in preferred stock;

  •
  shares of Sinclair's Class A common stock; and/or

  •
  warrants to purchase shares of Sinclair's Class A common stock or preferred stock.

        Sinclair Television Group, a wholly-owned subsidiary of Sinclair, may from time to time offer, in one or more series, debt securities, which may be either senior debt securities or subordinated debt securities.

        In addition, this prospectus also relates to the guarantees of debt securities by Sinclair and/or any of the subsidiaries identified in this prospectus.

        We will offer our securities in amounts, at prices and on terms to be determined at the time we offer such securities.

        Sinclair's Class A common stock is listed for trading on the NASDAQ Stock Market's Global Select Market under the trading symbol "SBGI."

        When we sell a particular series of securities, we will prepare a prospectus supplement describing the offering and the terms of that series of securities. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated in this prospectus before you purchase any of the securities offered hereby.

        We may offer our securities directly, through agents we may designate from time to time, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of our securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. None of our securities may be sold without delivery of the applicable prospectus supplement describing the method and terms of the offering of such class or series of the securities.

        You should consider the risks associated with the securities offered by this prospectus. See "Risk Factors" on page 3.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 28, 2018.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this shelf process, we may sell any combination of securities described in this prospectus in one or more offerings, either separately or in units. This prospectus provides you with a general description of those securities. We will offer our securities in amounts, at prices and on terms to be determined at the time we offer such securities. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read this prospectus and the applicable prospectus supplement and any applicable free writing prospectus together with the additional information described under the heading "Where You Can Find More Information."

        The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about Sinclair Broadcast Group, Inc. and the securities offered under this prospectus. That registration statement can be read at the SEC's Internet site or at the SEC offices mentioned under the heading "Where You Can Find More Information."

        In this prospectus, except as noted otherwise, the word "Sinclair" refers to Sinclair Broadcast Group, Inc., and the words "we," "our," "ours" and "us" refer to Sinclair and its subsidiaries, unless the context indicates otherwise. The term "you" refers to a prospective investor.

RISK FACTORS

        Investing in our securities involves a high degree of risk. Please see the risk factors described under the caption "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and any amendments thereto, on file with the SEC, which is incorporated herein by reference, and in any subsequent annual reports on Form 10-K, quarterly reports on Form 10-Q or current reports on Form 8-K we file with the SEC and incorporate by reference into this prospectus and any accompanying prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as information we include or incorporate by reference into this prospectus and in any accompanying prospectus supplement. The risks and uncertainties we have described are those we believe to be the principal risks that could affect us, our business or our industry, and which could result in a material adverse impact on our financial condition or results of operation or could cause the market price of our securities to fluctuate or decline. However, additional risks and uncertainties not currently known to us or that we currently deem immaterial may affect our business operations and the market price of our securities.

FORWARD-LOOKING STATEMENTS

        This prospectus contains and incorporates "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases like "anticipate," "estimate," "plans," "projects," "continuing," "ongoing," "target," "expects," "management believes," "we believe," "we intend," "we may," "we will," "we should," "we seek," "we plan," the negatives of those terms, and similar words or phrases. We base these forward-looking statements on our expectations, assumptions, estimates and projections about our business and the industry in which we operate as of the date of this prospectus. These forward-looking statements are subject to a number of risks and uncertainties that cannot be predicted, quantified or controlled and that could cause actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. Statements in this prospectus and in documents incorporated into this prospectus, including those set forth below in "Risk Factors," describe factors, among others, that could contribute to or cause these differences.

        Because the factors discussed in this prospectus or incorporated by reference could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we have filed at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our filings are available to the public at the SEC's website at http://www.sec.gov. Our Class A common stock is listed on the NASDAQ Stock Market's Global Select Market under the ticker symbol "SBGI." You may inspect our reports, proxy statements and other information at the NASDAQ Stock Market, One Liberty Plaza, 165 Broadway, New York, New York 10006. In addition, we maintain a website that contains information about us at http://www.sbgi.net. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or any accompanying prospectus supplement or any other report or document we file with or furnish to the SEC.

        We have filed with the SEC a registration statement (of which this prospectus is a part) on Form S-3 under the Securities Act with respect to our securities. This prospectus and any accompanying prospectus supplement do not contain all of the information set forth in the registration statement, including the exhibits and schedules thereto, certain parts of which are omitted as permitted by the rules and regulations of the SEC. Statements contained in this prospectus and any accompanying prospectus supplement as to the contents of any contract or other document referred to in, or incorporated by reference into, this prospectus and any accompanying prospectus supplement are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates. Copies of this registration statement may be examined at the SEC's Public Reference Room and copies may be obtained therefrom upon payment of prescribed fees. This registration statement is also available to you on the SEC's website.

        The SEC allows us to "incorporate by reference" certain information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference into this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the SEC, modifies or replaces this information. We incorporate by reference the following documents filed with the SEC:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 1, 2018;

  •
  our Current Report on Form 8-K filed with the SEC on February 6, 2018;

  •
  the audited consolidated financial statements of Tribune Media Company and Television Food Network, G.P. as of December 31, 2016 and 2017 and for each of the three years in the period ended December 31, 2017 filed with the SEC on March 1, 2018 as part of Tribune Media Company's Annual Report on Form 10-K for the year ended December 31, 2017; and

  •
  the description of our capital stock contained in the Registration Statement on Form 8-A, filed with the SEC on May 17, 1995.

        We are also incorporating by reference additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed "filed" with the SEC, including our compensation committee report and performance graph (incorporated by reference into the Annual Report on Form 10-K) or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

        You may request a copy of any or all of the documents incorporated by reference into this prospectus, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents), at no cost, by writing or calling our offices at the following address:

Sinclair Broadcast Group, Inc.
10706 Beaver Dam Road
Hunt Valley, MD 21030
Attention: David Bochenek

SINCLAIR BROADCAST GROUP, INC.

        We are a diversified television broadcasting company with national reach with a strong focus on providing high-quality content on our local television stations and digital and other platforms. The content, distributed through our broadcast platform, consists of programming provided by third-party networks and syndicators, local news, our own networks, and other original programming produced by us. We also distribute our original programming, and owned and operated networks, on other third-party platforms. Additionally, we own digital and internet media products that are complementary to our extensive portfolio of television station related digital properties. We focus on offering marketing solutions to advertisers through our television and digital platforms and digital agency services. Outside of our media related businesses, we operate technical services companies focused on supply and maintenance of broadcast transmission systems as well as research and development for the advancement of broadcast technology, and we manage other non-media related investments.

        Our broadcast segment provides free over-the-air programming to television viewing audiences in the communities we serve through our local television stations. The programming that we provide on our primary channels consists of network provided programs, locally-produced news, local sporting events, programming from program service arrangements, syndicated entertainment programs, and internally originated programming provided by our other media subsidiaries. We provide live, local sporting events on many of our stations by acquiring the local television broadcast rights for these events.

        A primary source of revenue is the sale of commercial inventory on our television stations to our advertising customers. We also earn revenues by providing digital content to non-linear devices via websites, mobile, and social media advertisements. Our objective is to meet the needs of our advertising customers by delivering significant audiences in key demographics. Our strategy is to achieve this objective by providing quality local news programming, popular network, syndicated and live sports programs, and other original content to our viewing audience.

        Another primary source of revenue is from our retransmission consent agreements through payments from multi-channel video programming distributors ("MVPDs"), in our markets, virtual MVPDs ("vMVPDs") and over-the-top distributors ("OTT"). The MVPDs are local cable companies, satellite television, and local telecommunication video providers. vMVPDs and OTT distributors are companies that provide video content through internet streaming. The revenues primarily represent payments from the MVPDs, virtual MVPDs, and OTT distributors for access to our broadcast signal and are typically based on the number of subscribers they have.

        We are a Maryland corporation formed in 1986. Our principal offices are located at 10706 Beaver Dam Road, Hunt Valley, Maryland 21030. Our telephone number is (410) 568-1500 and our website address is http://www.sbgi.net.

USE OF PROCEEDS

        Unless otherwise specified in the applicable prospectus supplement, we will use the net proceeds from the sale of securities for one or more of the following:

  •
  repayment of debt;

  •
  acquisitions;

  •
  capital expenditures;

  •
  redemption or repurchase of any preferred stock or debt outstanding; and

  •
  working capital and general corporate purposes.

        Pending any specific application, we may initially invest funds in marketable short-term, interest-bearing securities.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        The following table shows our ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends for each of the periods indicated:

	For the Years Ended December 31,
	2017	2016	2015	2014	2013
Ratio of earnings to fixed charges	3.45	2.71	2.20	2.73	1.66
Ratio of earnings to combined fixed charges and preferred stock dividends	3.45	2.71	2.20	2.73	1.66

        The ratio of earnings to fixed charges is computed by dividing pre-tax income (loss) from continuing operations, before adjustment for minority interests in consolidated subsidiaries or income or loss from equity investees, plus fixed charges and less capitalized interest, by fixed charges. Fixed charges consist of interest expense, including interest expense from amortized premiums, discounts, and capitalized expenses related to indebtedness, and the estimated portion of rental expense deemed by us to be representative of the interest factor of rental payments under operating leases, plus preferred equity dividends.

 DESCRIPTION OF DEBT SECURITIES

        The following is a general description of the debt securities that we may offer from time to time. As used in this prospectus, "debt securities" means senior and subordinated debentures, notes, bonds and other evidences of indebtedness that we may issue under the applicable indenture. In August 2016, our subsidiary, Sinclair Television Group, issued 5.125% Senior Notes due 2027 under the Indenture, dated August 30, 2016, between Sinclair Television Group, U.S. Bank National Association, as trustee, and certain guarantors (the "5.125% Notes Indenture"). The 5.125% Notes Indenture is filed as an exhibit to the registration statement of which this prospectus is a part. Our future debt securities are expected be issued under separate, new indentures, which we expect to be similar to the 5.125% Notes Indenture. If that occurs, we will describe any differences in the terms of any series or issue of debt securities in the prospectus supplement relating to that series or issue. The following summaries of certain provisions of the indentures and the debt securities are not complete, and the summaries are subject to the detailed provisions of the applicable indenture. You should refer to the applicable indenture for more specific information. In addition, you should consult the applicable prospectus supplement and supplemental indenture for particular terms of our debt securities.

General

        Our debt securities will be unsecured obligations of Sinclair Television Group, Inc. unless otherwise specified in the prospectus supplement. The senior debt securities will rank equally with all of our other unsecured and unsubordinated obligations. The subordinated debt securities will be subordinate and junior in right of payment to the extent and in the manner set forth in the subordinated indenture to all of our senior debt (as defined in the applicable prospectus supplement), including any senior debt securities. See "—Subordination." We are a holding company that presently conducts our business through our subsidiaries. Most of our operating assets and the operating assets of our consolidated subsidiaries are owned by our subsidiaries and we rely primarily on dividends from our subsidiaries to meet our obligations for payment of principal and interest on our outstanding debt obligations and corporate expenses. Accordingly, the debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries, and holders of debt securities should look only to our assets for payments on the debt securities, unless the debt securities are guaranteed by our subsidiaries as described in any prospectus supplement. The debt securities may be guaranteed by Sinclair and/or some or all of our subsidiaries, in which case the guarantees will, unless otherwise specified in the applicable prospectus supplement, (i) rank equal in right of payment with all other unsecured senior obligations of Sinclair and our subsidiaries with respect to guarantees of senior debt securities, and (ii) rank subordinate in right of payment to all unsecured senior obligations of Sinclair and our subsidiaries and rank equal in right of payment to all subordinated obligations of Sinclair and our subsidiaries with respect to guarantees of subordinated debt securities. The guarantees will be effectively subordinated in right of payment to all secured indebtedness of Sinclair and our subsidiaries to the extent of the value of the assets securing the indebtedness.

        The indenture will not limit the aggregate amount of debt securities that may be issued thereunder. Except as otherwise provided in the applicable prospectus supplement, the indenture, as it applies to any series of debt securities, will not limit the incurrence or issuance of our other secured or unsecured debt, whether under the indenture, any other indenture that we may enter into in the future or otherwise.

        We may, but need not, designate more than one trustee in connection with the indenture, each with respect to one or more series of debt securities. Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to such series. If two or more persons are acting as trustee with respect to different series of debt securities, each of those trustees will be considered a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee. Unless this prospectus states otherwise, a trustee will only be permitted to take action with respect to the one or more series of debt securities for which it is trustee under the indenture.

        The following summaries set forth certain general terms and provisions of the indenture and our debt securities. The prospectus supplement relating to the series of debt securities being offered will contain further terms of the debt securities of that series, including the following specific terms:

          (1)   the type and title of the debt securities;

          (2)   any limit upon the aggregate principal amount of the debt securities;

          (3)   the maturity date or dates of the debt securities, or the method of determining the date or dates;

          (4)   the interest rate or rates (which may be fixed or variable) of the debt securities, or the method of calculating the rate or rates;

          (5)   the date or dates from which interest, if any, will accrue or the method by which the date or dates will be determined;

          (6)   the date or dates on which interest, if any, will be payable and the related record date or dates;

          (7)   the place or places where principal of, premium, if any, and interest, if any, on the debt securities will be payable or at which debt securities may be surrendered for registration of transfer or exchange;

          (8)   the period or periods within which, the price or prices at which, the currency or currencies if other than in United States dollars (including currency unit or units) in which, and the other terms and conditions upon which, the debt securities may be redeemed, in whole or in part, at our option;

          (9)   our obligation, if any, to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or upon the happening of a specified event or at the option of a holder thereof and the period or periods within which, the price or prices at which, the currency or currencies if other than in United States dollars (including currency unit or units) in which, and the other terms and conditions upon which, such debt securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

          (10) the denominations of the debt securities;

          (11) the currency or currency unit in which the debt securities may be denominated and/or the currency or currencies (including currency unit or units) in which principal of, premium, if any, and interest, if any, on the debt securities will be payable and whether we or the holders of the debt securities may elect to receive payments in respect of those debt securities in a currency or currency unit other than that in which those debt securities are stated to be payable;

          (12) if the amount of principal of, or any premium or interest on, the debt securities may be determined with reference to an index or pursuant to a formula or other method, the manner in which the amounts will be determined;

          (13) the amount that we will pay the holder if the maturity of the debt securities is accelerated, if other than the principal amount;

          (14) provisions, if any, granting special rights to the holders of the debt securities upon the occurrence of the events as may be specified;

          (15) any addition to, or modification or deletion of, any event of default or any covenant specified in the indenture;

          (16) the circumstances, if any, under which we will pay additional amounts on the debt securities held by non-U.S. persons in respect of taxes, assessments or similar charges;

          (17) whether the debt securities will be issued in registered or bearer form or both;

          (18) the date as of which any securities of the series and any temporary global security representing outstanding securities shall be dated, if other than the original issuance date of the series of debt securities;

          (19) the forms of the securities and interest coupons, if any, of the series;

          (20) if other than the trustee, the identity of the registrar and any paying agent;

          (21) the application, if any, of the means of defeasance or covenant defeasance as may be specified for the debt securities;

          (22) whether the debt securities are to be issued in whole or in part in the form of one or more temporary or permanent global securities and, if so, the identity of the depositary or its nominee, if any, for the global security or securities and the circumstances under which beneficial owners of interests in the global security may exchange the interests for certificated debt securities to be registered in the names of or to be held by the beneficial owners or their nominees;

          (23) if the debt securities may be issued or delivered, or any installation of principal or interest payable, only upon receipt of certain certificates or other documents or satisfaction of other conditions in addition to those specified in the indenture, the form of any certificates, documents or conditions;

          (24) if other than as provided in the indenture, the person to whom any interest on any registered security of the series shall be payable and the manner in which, or the person to whom, any interest on any bearer securities of the series shall be payable;

          (25) if other than as provided in the indenture, any definition to be used for the series of debt securities, including, without limitation the definition of "Unrestricted Subsidiary" to be used for that series;

          (26) in the case of the subordinated indenture, the relative degree to which debt securities shall be senior or subordinated to our other series of debt securities, and to our other indebtedness, in right of payment, whether the other series of debt securities and other indebtedness are outstanding or not;

          (27) whether the debt securities are guaranteed and, if so, the identity of the guarantors and the terms of the guarantees (including whether and the extent to which the guarantees are subordinated to the other indebtedness of the guarantors);

          (28) the terms, if any, upon which we may be able to redeem the debt securities prior to their maturity including the dates on which the redemptions may be made and the price at which the redemptions may be made;

          (29) the terms, if any, upon which the debt securities may be converted or exchanged into or for common stock, preferred stock or other securities or property;

          (30) any restrictions on the registration, transfer or exchange of the debt securities; and

          (31) any other terms not inconsistent with the terms of the indentures relating to the debt securities or which may be required or advisable under the United States laws or regulations or advisable (as we determine) in connection with marketing of securities of the series.

        The terms of each specific series of debt securities being offered in the prospectus supplements shall be established (1) by the resolution of the board of directors, (2) by action taken pursuant to a resolution of the board of directors and set forth, or determined in a manner provided in, an officer's certificate (as defined in the applicable prospectus supplement) or (3) in one or more supplemental indentures.

        Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Material U.S. federal income tax consequences and special considerations applicable to any of the debt securities will be described in the applicable prospectus supplement.

        The general provisions of the indentures will not afford holders of the debt securities protection in the event we are involved in a highly leveraged transaction, restructuring, change in control, merger or similar transaction, which may adversely affect holders of the debt securities.

Denominations, Interest, Payment, Registration, Transfer and Exchange

        Unless we inform you otherwise in the applicable prospectus supplement, debt securities in registered form will be issued in denominations of U.S. $2,000 or any integral multiples of U.S. $1,000, and debt securities in bearer form will be issued in denominations of U.S. $5,000 or any integral multiples of U.S. $5,000. Where debt securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and material U.S. federal income tax considerations, applicable to any of the debt securities and to payments in respect of and transfers and exchanges of the debt securities will be described in the applicable prospectus supplement. Debt securities in bearer form will be transferable by delivery.

        If the purchase price of any of the debt securities is payable in one or more foreign currencies or currency units or if any debt securities are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest, if any, on any debt securities is payable in one or more foreign currencies or currency units, the restrictions, elections, material U.S. federal income tax considerations and other information with respect to the issue of debt securities and the foreign currency or currency units will be set forth in the applicable prospectus supplement.

        If any index is used to determine the amount of payments of principal of, premium, if any, or interest, if any, on any series of debt securities, material U.S. federal income tax, accounting and other considerations applicable thereto will be described in the applicable prospectus supplement.

        Unless we inform you otherwise in the applicable prospectus supplement, payments in respect of the debt securities will be made in the designated currency at an office or agency maintained for that purpose, that we may designate from time to time, except that, at our option, interest payments, if any, on debt securities in registered form may be made (i) by checks mailed to the holders of debt securities at their registered addresses or (ii) by wire transfer to an account maintained by the holders of the debt securities entitled thereto as specified in the register for the applicable debt securities. Unless we inform you otherwise in the applicable prospectus supplement, each payment in respect of the debt securities shall be considered to have been made on the date the payment is due if there shall have been sent to the trustee or paying agent by wire transfer (received by no later than the business day following the due date), or the trustee or paying agent otherwise holds, on the due date sufficient funds to make the payment. Unless otherwise indicated in an applicable prospectus supplement, scheduled payments of any installment of interest on debt securities in registered form will be made to the person in whose name the debt security is registered at the close of business on the regular record date for the interest.

        Payment in respect of debt securities in bearer form will be made in the currency and in the manner designated in the prospectus supplement, subject to any applicable laws and regulations, at paying agencies outside the United States that we may appoint from time to time. The paying agents outside the United States, if any, initially appointed for a series of debt securities will be named in the prospectus supplement. Unless we inform you otherwise in the applicable prospectus supplement, we may at any time designate additional paying agents or rescind the designation of any paying agents, except that, if debt securities of a series are issuable in registered form, we will be required to maintain at least one paying agent in each place of payment for the series and if debt securities of a series are issuable in bearer form, we will be required to maintain at least one paying agent in a place of payment outside the United States where debt securities of the series and any coupons appertaining thereto may be presented and surrendered for payment.

        Unless we inform you otherwise in the applicable prospectus supplement, debt securities in registered form will be transferable or exchangeable at an agency we maintain for the purpose that we may designate from time to time. Debt securities may be transferred or exchanged without service charge, although we may require a holder to pay any tax or other governmental charge imposed in connection therewith.

Merger, Consolidation or Sale

        Unless we inform you otherwise in the applicable prospectus supplement, each indenture will provide that we shall not, in a single transaction or a series of related transactions, consolidate with or merge with or into any other person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of our properties and assets to any person or group of affiliated persons, or permit any of our subsidiaries to enter into any such transaction or transactions if the transaction or transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all our properties and assets on a consolidated basis to any other person or group of affiliated persons, unless at the time and after giving effect thereto:

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  either (a) we shall be the continuing corporation or (b) the person (if other than us) formed by the consolidation or into which we are merged or the person which acquires by sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of our properties and assets on a consolidated basis (the "surviving entity") shall be a corporation duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and the person assumes, by a supplemental indenture in a form reasonably satisfactory to the trustee, all our obligations under the applicable debt securities and the indenture, and the indenture shall remain in full force and effect;

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  immediately before and immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing;

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  immediately before and immediately after giving effect to the transaction on a pro forma basis (on the assumption that the transaction occurred on the first day of the four-quarter period immediately prior to the consummation of the transaction with the appropriate adjustments with respect to the transaction being included in the pro forma calculation), we (or the surviving entity if we are not the continuing obligor under the indenture) could incur $1.00 of additional indebtedness under any applicable provisions of the indenture limiting incurrence of indebtedness;

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  each guarantor, if any, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its guarantee shall apply to the person's obligations under the indenture and the debt securities;

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  if any of our property or assets or the property or assets of any of our subsidiaries would thereupon become subject to any lien, any provisions of the indenture limiting liens are complied with; and

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  we or the surviving entity shall have delivered, or caused to be delivered, to the trustee, in form and substance reasonably satisfactory to the trustee, an officers' certificate and an opinion of counsel, each to the effect that the consolidation, merger, transfer, sale, assignment, conveyance, lease or other transaction and the supplemental indenture in respect thereto comply with the provisions of the indenture and that all conditions precedent provided for in the indenture relating to the transaction have been complied with.

        Unless we inform you otherwise in the applicable prospectus supplement, each indenture will provide that any guarantor will not, and we will not permit any guarantor to, in a single transaction or series of related transactions merge or consolidate with or into any other corporation (other than with us or any other guarantor) or other entity, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets on a consolidated basis to any entity (other than to us or any other guarantor) unless at the time and after giving effect thereto: (a) either (1) the guarantor shall be the continuing corporation or (2) the entity (if other than the guarantor) formed by the consolidation or into which the guarantor is merged or the entity which acquires by sale, assignment, conveyance, transfer, lease or disposition the properties and assets of the guarantor shall be a corporation duly organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and shall expressly assume by a supplemental indenture, executed and delivered to the trustee, in a form reasonably satisfactory to the trustee, all of the obligations of the guarantor under the debt securities and the indenture; (b) immediately before and immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and (c) the guarantor shall have delivered to the trustee, in form and substance reasonably satisfactory to the trustee, an officers' certificate and an opinion of counsel, each stating that the consolidation, merger, sale, assignment, conveyance, transfer, lease or disposition and the supplemental indenture comply with the indenture, and thereafter all obligations of the predecessor shall terminate.

Certain Covenants

        The applicable prospectus supplement will describe any material covenants in respect of any series of debt securities.

Events of Default

        Unless we inform you otherwise in the applicable prospectus supplement, each indenture will provide that an event of default with respect to the debt securities of a particular series will occur under the indenture if:

          (1)   there shall be a default in the payment of any interest on any debt security of that series when it becomes due and payable, and the default shall continue for a period of 30 days;

          (2)   there shall be a default in the payment of the principal of (or premium, if any, on) any debt security of that series at its maturity (upon acceleration, optional or mandatory redemption, required repurchase or otherwise);

          (3)   (a) there shall be a default in the performance, or breach, of any covenant or agreement of ours or any guarantor under the indenture (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in clauses (1) and (2) above or in subclause (b) of this clause (3)) and the default or breach shall continue for a period of 45 days after written notice has been given, by certified mail, (x) to us by the trustee or (y) to us and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series; or (b) there shall be a default in the performance or breach of the provisions described in "—Merger, Consolidation or Sale;"

          (4)   one or more defaults shall have occurred under any agreements, indentures or instruments under which we, any guarantor or certain subsidiaries specified in the indenture (a "restricted subsidiary") then has outstanding indebtedness in excess of an amount specified in the applicable prospectus supplement in the aggregate and, if not already matured at its final maturity in accordance with its terms, the indebtedness shall have been accelerated;

          (5)   any guarantee shall for any reason cease to be, or be asserted in writing by any guarantor or us not to be, in full force and effect, enforceable in accordance with its terms, except to the extent contemplated by the indenture and any guarantee;

          (6)   one or more judgments, orders or decrees for the payment of money in excess of an amount specified in the applicable prospectus supplement, either individually or in the aggregate (net of amounts covered by insurance, bond, surety or similar instrument) shall be entered against us, any guarantor or any restricted subsidiary or any of their respective properties and shall not be discharged and either (a) any creditor shall have commenced an enforcement proceeding upon the judgment, order or decree or (b) there shall have been a period of 60 consecutive days during which a stay of enforcement of the judgment or order, by reason of an appeal or otherwise, shall not be in effect;

          (7)   there shall have been the entry by a court of competent jurisdiction of (a) a decree or order for relief in respect of Sinclair, any guarantor or any restricted subsidiary in an involuntary case or proceeding under any applicable bankruptcy law or (b) a decree or order adjudging Sinclair, any guarantor or any restricted subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of Sinclair, any guarantor or any restricted subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of Sinclair, any guarantor or any restricted subsidiary or of any substantial part of their respective properties, or ordering the winding up or liquidation of their affairs, and any decree or order for relief shall continue to be in effect, or any other decree or order shall be unstayed and in effect, for a period of 60 consecutive days; or

          (8)   (a) we, any guarantor or any restricted subsidiary commences a voluntary case or proceeding under any applicable bankruptcy law or any other case or proceeding to be adjudicated bankrupt or insolvent, (b) we, any guarantor or any restricted subsidiary consents to the entry of a decree or order for relief in respect of Sinclair, any guarantor or the restricted subsidiary in an involuntary case or proceeding under any applicable bankruptcy law or to the commencement of any bankruptcy or insolvency case or proceeding against us or them, (c) we, any guarantor or any restricted subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, (d) we, any guarantor or any restricted subsidiary (x) consents to the filing of the petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of Sinclair, any guarantor or the restricted subsidiary or of any substantial part of their respective property, (y) makes an assignment for the benefit of creditors or (z) admits in writing our or their inability to pay such debts generally as they become due, or (e) we, any guarantor or any restricted subsidiary takes any corporate action in furtherance of any of the actions in this clause (8).

        Unless we inform you otherwise in the applicable prospectus supplement, each indenture will provide that if an event of default (other than as specified in clauses (7) and (8) of the prior paragraph) shall occur and be continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of the applicable series outstanding may, and the trustee at the request of the holders of not less than 25% in aggregate principal amount of the debt securities of the applicable series outstanding shall, declare all unpaid principal of, premium, if any, and accrued interest on, all of the debt securities of the applicable series to be due and payable immediately by a notice in writing to us (and to the trustee if given by the holders of the debt securities of the applicable series); provided that so long as our bank credit agreement is in effect, the declaration shall not become effective until the earlier of (a) five business days after receipt of the notice of acceleration from the holders or the trustee by the agent under our bank credit agreement or (b) acceleration of the indebtedness under our bank credit agreement. Thereupon the trustee may, at its discretion, proceed to protect and enforce the rights of the holders of the applicable debt securities by appropriate judicial proceeding. If an event of default specified in clause (7) or (8) of the prior paragraph occurs and is continuing, then all of the debt securities of the applicable series shall become and be immediately due and payable, in an amount equal to the principal amount of the debt securities of the applicable series, together with accrued and unpaid interest, if any, to the date the debt securities become due and payable, without any declaration or other act on the part of the trustee or any holder. The trustee or, if notice of acceleration is given by the holders of the debt securities of the applicable series, the holders of the debt securities of the applicable series shall give notice to the agent under our bank credit agreement of the acceleration.

        Unless we inform you otherwise in the applicable prospectus supplement, each indenture will provide after a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in aggregate principal amount of the debt securities of the applicable series, by written notice to Sinclair and the trustee, may rescind and annul the declaration and its consequences if (a) Sinclair has paid or deposited with the trustee a sum sufficient to pay (1) all sums paid or advanced by the trustee under the indenture and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel, (2) all overdue interest on all debt securities of the applicable series, (3) the principal of and premium, if any, on any debt securities of the applicable series which have become due otherwise than by the declaration of acceleration and interest thereon at a rate borne by the debt securities and (4) to the extent that payment of the interest is lawful, interest upon overdue interest at the rate borne by the debt securities; and (b) all events of default, other than the non-payment of principal of the debt securities which have become due solely by the declaration of acceleration, have been cured or waived.

        Unless we inform you otherwise in the applicable prospectus supplement, each indenture will provide that the holders of not less than a majority in aggregate principal amount of the debt securities of the applicable series outstanding may on behalf of the holders of all of the debt securities of the applicable series waive any past default under the indenture and its consequences, except a default in the payment of the principal of, premium, if any, or interest on any debt security, or in respect of a covenant or provision which under the indenture cannot be modified or amended without the consent of the holder of each debt security outstanding.

        Unless specified otherwise in the applicable prospectus supplement, each indenture will provide that we are also required to notify the trustee within five business days of the occurrence of any default. Unless we inform you otherwise in the applicable prospectus supplement, we are required to deliver to the trustee, on or before a date not more than 60 days after the end of each fiscal quarter and not more than 120 days after the end of each fiscal year, a written statement as to compliance with the indenture, including whether or not any default has occurred. Unless we inform you otherwise in the applicable prospectus supplement, the trustee is under no obligation to exercise any of the rights or powers vested in it by the indenture at the request or direction of any of the holders of the debt securities unless the holders offer to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred thereby.

        The Trust Indenture Act contains limitations on the rights of the trustee, should it become our creditor or a creditor of any guarantor, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any of the claims, as security or otherwise. The trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest it must eliminate the conflict upon the occurrence of an event of default or else resign.

        Reference is made to the prospectus supplement relating to each series of debt securities that are original issue discount securities for the particular provisions relating to acceleration of the maturity of a portion of the principal amount of the original issue discount securities upon the occurrence of an event of default and the continuation thereof.

Modification and Amendments

        Unless otherwise specified in the applicable prospectus supplement, modifications and amendments of the indenture may be made by us, any guarantor, and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series affected by the modification or amendment; provided, however, that no modification or amendment may, without the consent of the holder of each outstanding debt security of all series affected by the modification or amendment affected thereby:

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  change the stated maturity of the principal of, or any installment of interest on, any debt security or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which the principal of any debt security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any payment after the stated maturity thereof (or in the case of redemption, on or after the redemption date);

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  reduce the percentage in principal amount of outstanding debt securities of a series, the consent of whose holders is required for any supplemental indenture, or the consent of whose holders is required for any waiver or compliance with certain provisions of the indenture or certain defaults or with respect to any guarantee;

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  modify any provisions relating to supplemental indentures requiring the consent of holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of outstanding debt securities required for the actions or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby;

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  except as otherwise permitted under "—Consolidation, Merger, Sale of Assets," consent to the assignment or transfer by any guarantor of us of any of its rights and obligations under the indenture; or

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  amend or modify any provisions of the indenture relating to the subordination of the debt security or any guarantee in any manner adverse to the holders of the debt securities or any guarantee.

        Unless we inform you otherwise in the applicable prospectus supplement, modifications and amendments of each indenture may be made by the trustee and us without the consent of the holders to:

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  cause each indenture to be qualified under the Trust Indenture Act or to add provisions expressly required under the Trust Indenture Act;

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  evidence the succession of another person to Sinclair, any guarantor or other obligor on the debt securities and the assumption by any successor of our covenants or the covenants of any guarantor or other obligor on the debt securities under the indenture and in the debt securities of any series;

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  add to our covenants for the benefit of the holders or an event of default to all or any series of debt securities, or surrender any right or power conferred upon us;

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  secure the debt securities;

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  add to or change any provisions to the extent necessary to facilitate the issuance or administration of debt securities in bearer form or facilitate the issuance or administration of debt securities in global form;

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  change or eliminate any provision affecting only debt securities not yet issued;

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  establish the form or terms of debt securities of any series;

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  evidence and provide for successor trustees or to add or change any provisions of the indenture to the extent necessary to permit or facilitate the appointment of a separate trustee or trustees for specific series of debt securities;

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  permit payment in respect of debt securities in bearer form in the United States to the extent allowed by law;

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  make provision with respect to any conversion or exchange rights of holders not adverse to the holders of any debt securities of any series then outstanding with such conversion or exchange rights, which provision directly affects any such series; including providing for the conversion or exchange of debt securities into common stock or preferred stock;

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  cure any ambiguity, correct or supplement any provision which may be defective or inconsistent with any other provision, or make any other provisions with respect to matters or questions arising under the indenture which shall not be inconsistent with the provisions of the indenture; provided, however, that no modifications or amendment may adversely affect the interest of holders of debt securities of any series then outstanding; or

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  add a guarantor pursuant to the requirements of the indenture if a debt security of any series is guaranteed.

The holders of a majority in aggregate principal amount of the debt securities of a series may waive compliance with certain restrictive covenants and provisions of the indenture with respect to that series.

Subordination

        Unless we inform you otherwise in the applicable prospectus supplement, the payment of principal of, premium on, if any, and interest on any subordinated debt securities will be subordinated in right of payment, as set forth in the applicable subordinated indenture, to the prior payment in full of all senior debt (as defined in the applicable prospectus supplement), whether outstanding on the date of the subordinated indenture or thereafter incurred.

        Unless we inform you otherwise in the applicable prospectus supplement, during the continuance of any default in the payment of any designated senior debt (as the term is defined in the applicable prospectus supplement) no payment (other than payments previously made pursuant to the provisions described under "—Defeasance or Covenant Defeasance of Indenture") or distribution of any of our assets of any kind or character (excluding certain permitted equity interests or subordinated securities) shall be made on account of the principal of, premium, if any, or interest on, the subordinated debt securities or on account of the purchase, redemption, defeasance or other acquisition of, the subordinated debt securities unless and until the default has been cured, waived or has ceased to exist or the designated senior debt (as the term is defined in the applicable prospectus supplement) shall have been discharged or paid in full in cash or cash equivalents or in any other form acceptable to the holders of senior debt.

        Unless we inform you otherwise in the applicable prospectus supplement, during the continuance of any non-payment default with respect to any designated senior debt pursuant to which the maturity thereof may be accelerated and after the receipt by the trustee and us from a representative of the holder of any designated senior debt of a written notice of the default, no payment (other than payments previously made pursuant to the provisions described under "—Defeasance or Covenant Defeasance of Indenture") or distribution of any of our assets of any kind or character (excluding certain permitted equity or subordinated securities) may be made by us on account of the principal of, premium, if any, or interest on, the subordinated debt securities or on account of the purchase, redemption, defeasance or other acquisition of, the subordinated debt securities for the period specified below (the "payment blockage period").

        Unless we inform you otherwise in the applicable prospectus supplement, the payment blockage period shall commence upon the receipt of notice of the non-payment default by the trustee and Sinclair from a representative of the holders of any designated senior debt and shall end on the earliest of (1) the first date on which more than 179 days shall have elapsed since the receipt of the written notice (provided the designated senior debt as to which notice was given shall not theretofore have been accelerated), (2) the date on which the non-payment default (and all non-payment defaults as to which notice is given after the payment blockage period is initiated) are cured, waived or ceased to exist or on which the designated senior debt is discharged or paid in full in cash or cash equivalents or in any other form acceptable to the holders of designated senior debt or (3) the date on which the payment blockage period (and all non-payment defaults as to which notice is given after the payment blockage period is initiated) shall have been terminated by written notice to us or the trustee from the representative of holders of designated senior debt initiating the payment blockage period, after which, in the case of clauses (1), (2) and (3), we shall promptly resume making any and all required payments in respect of the subordinated debt securities, including any missed payments. In no event will a payment blockage period extend beyond the 179 days from the date of the receipt by us or the trustee of the notice initiating the payment blockage period. Any number of notices of non-payment defaults may be given during the 179-day period; provided that during any 365-day consecutive period only one payment blockage period during which payment of principal of, or interest on, the subordinated debt securities may not be made may commence and the duration of the payment blockage period may not exceed 179 days. No non-payment default with respect to designated senior debt which existed or was continuing on the date of the commencement of any payment blockage period will be, or can be, made the basis for the commencement of a second payment blockage period, whether or not within a period of 365 consecutive days, unless the default has been cured or waived for a period of not less than 90 consecutive days.

        Unless we inform you otherwise in the applicable prospectus supplement, if we fail to make any payment on subordinated debt securities when due or within any applicable grace period, whether or not on account of the payment blockage provisions referred to above, the failure would constitute an event of default under the indenture and would enable the holders of the subordinated debt securities to accelerate the maturity thereof. See "—Events of Default."

        Unless we inform you otherwise in the applicable prospectus supplement, each indenture will provide that in the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to us or our assets, or any liquidation, dissolution or other winding up, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or any assignment for the benefit of creditors or any other marshalling of our assets or liabilities, all senior debt must be paid in full in cash or cash equivalents or in any other manner acceptable to the holders of senior debt, or provision made for the payment, before any payment or distribution (excluding distributions of certain permitted equity or subordinated securities) is made on account of the principal of, premium, if any, or interest on the subordinated debt securities. By reason of the subordination, in the event of liquidation or insolvency, our creditors who are holders of senior debt may recover more, ratably, than the holders of the subordinated debt securities, and funds which would be otherwise payable to the holders of the subordinated debt securities will be paid to the holders of the senior debt to the extent necessary to pay the senior debt in full in cash or cash equivalents or in any other manner acceptable to the holders of senior debt, and we may be unable to meet its obligations fully with respect to the subordinated debt securities.

        To the extent provided in the applicable prospectus supplement, any guarantee of subordinated debt securities by a guarantor will be an unsecured subordinated obligation of the guarantor, ranking on an equal basis with, or senior in right of payment to, all other existing and future indebtedness of the guarantor that is expressly subordinated to "guarantor senior debt" (as defined in the applicable indenture). To the extent provided in the applicable prospectus supplement, indebtedness evidenced by the guarantees will be subordinated to guarantor senior debt to the same extent as the subordinated debt securities are subordinated to senior debt and during any period when payment on the subordinated debt securities is blocked by designated senior debt, payment on the guarantees will be similarly blocked.

Discharge, Defeasance and Covenant Defeasance

        Unless we inform you otherwise in the applicable prospectus supplement, each indenture will provide that we may, at our option, at any time, elect to have our and the obligations of each of the guarantors (if any) and any other obligor upon the debt securities discharged with respect to the outstanding debt securities of an applicable series ("defeasance"). The defeasance means that we, each of the guarantors (if any) and any other obligor under the indenture shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of the series, except for:

          (1)   the rights of holders of outstanding debt securities to receive payments in respect of the principal of, premium, if any, and interest on the debt securities when the payments are due,

          (2)   our obligations with respect to the debt securities concerning issuing temporary debt securities, registration of debt securities, mutilated, destroyed, lost or stolen debt securities, and the maintenance of an office or agency for payment and money for security payments held in trust,

          (3)   the rights, powers, trusts, duties and immunities of the trustee, and

          (4)   the defeasance provisions of the indenture.

In addition, we may, at our option and at any time, elect to have our obligations and the obligations of any guarantor released with respect to certain covenants that are described in the indenture ("covenant defeasance") and any omission to comply with the obligations shall not constitute a default or an event of default with respect to the debt securities of the applicable series. In the event covenant defeasance occurs, certain events (not including non-payment, enforceability of any guarantee, bankruptcy and insolvency events) described under "—Events of Default" will no longer constitute an event of default with respect to the notes.

        Unless we inform you otherwise in the applicable prospectus supplement, in order to exercise either defeasance or covenant defeasance,

          (1)   we must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the debt securities, cash in United States dollars, U.S. Government Obligations (as defined in the indenture), or a combination thereof, in the amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm expressed in a written certification thereof delivered to the trustee, to pay and discharge the principal of, premium, if any, and interest on the applicable debt securities on the stated maturity of the principal or installment of principal or interest (or on the "Defeasance Redemption Date" as defined in the applicable prospectus supplement), if when exercising either defeasance or covenant defeasance, we have delivered to the trustee an irrevocable notice to redeem all of the outstanding debt securities of the applicable series on the Defeasance Redemption Date;

          (2)   in the case of defeasance, we shall have delivered to the trustee an opinion of independent counsel in the United States stating that (A) we have received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of issuance of the applicable debt securities, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon the opinion of independent counsel in the United States shall confirm that, the holders of the outstanding debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred;

          (3)   in the case of covenant defeasance, we shall have delivered to the trustee an opinion of independent counsel in the United States to the effect that the holders of the applicable debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

          (4)   no default or event of default shall have occurred and be continuing on the date of the deposit or insofar as clause (7) or (8) under the first paragraph under "—Events of Default" are concerned, at any time during the period ending on the 91st day after the date of deposit;

          (5)   the defeasance or covenant defeasance shall not cause the trustee for the applicable debt securities to have a conflicting interest with respect to any of our securities or securities of any guarantor;

          (6)   the defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which we or any guarantor is a party or by which it is bound;

          (7)   we shall have delivered to the trustee an opinion of independent counsel to the effect that (A) the trust funds will not be subject to any rights of holders of senior debt or guarantor senior debt, including, without limitation, those arising under the indenture and (B) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

          (8)   we shall have delivered to the trustee an officers' certificate stating that we did not make the deposit with the intent of preferring the holders of the debt securities or any guarantee over our other creditors or the other creditors of any guarantor with the intent of defeating, hindering, delaying or defrauding our creditors, or the creditors of any guarantor or others;

          (9)   no event or condition shall exist that would prevent us from making payments of the principal of, premium, if any, and interest on the debt securities on the date of the deposit or at any time ending on the 91st day after the date of the deposit; and

          (10) we shall have delivered to the trustee an officers' certificate and an opinion of independent counsel, each stating that all conditions precedent provided for relating to either the defeasance or the covenant defeasance, as the case may be, have been complied with.

Global Debt Securities

        The debt securities of a series may be issued in whole or in part in the form of one or more fully registered global securities. Each registered global security will be registered in the name of a depositary or a nominee for the depositary identified in the applicable prospectus supplement, will be deposited with the depositary or nominee or a custodian therefor and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof and any of the other matters as may be provided for pursuant to the applicable indenture. In that case, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by the registered global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive certificated form, a registered global security may not be transferred or exchanged, except as a whole between the depository and its nominee or successor, or except in the circumstances described in the applicable prospectus supplement.

        The specific terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a registered global security will be described in the applicable prospectus supplement.

        Upon the issuance of any registered global security, and the deposit of the registered global security with or on behalf of the depositary for the registered global security, the depositary will credit on its book-entry registration and transfer system the respective principal amounts of the debt securities represented by the registered global security to the accounts of institutions ("participants") that have accounts with the depositary. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of the debt securities, or by us if we directly offer and sell the debt securities. Ownership of beneficial interests in a registered global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary for the registered global security or by its nominee. Ownership of beneficial interests in the registered global security by persons who hold through participants will be shown on, and the transfer of the beneficial interests within the participants will be effected only through, records maintained by the participants.

        So long as the depositary for a registered global security, or its nominee, is the owner of the registered global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt security represented by the registered global security for all purposes under each indenture. Accordingly, each person owning a beneficial interest in the registered global security must rely on the procedures of the depositary and, if the person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders, or if an owner of a beneficial interest in a registered global security desires to give or take any instruction or action which a holder is entitled to give or take under the indenture, the depositary would authorize the participants holding the relevant beneficial interests to give or take the instruction or action, and the participants would authorize beneficial owners owning through the participants to give or take the instruction or action or would otherwise act upon the instructions of beneficial owners holding through them.

        Unless otherwise provided in a prospectus supplement, payments with respect to principal, premium, if any, and interest, if any, on the debt securities represented by a registered global security registered in the name of the depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payment of principal or interest in respect of the registered global security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in the registered global security held through the participants will be governed by standing instructions and customary practices, as is now the case with securities in bearer form held for the accounts of customers or registered in "street name," and will be the responsibility of the participants. Neither the respective trustees nor us nor any of our agents shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in any registered global security, or for maintaining, supervising or reviewing any records relating to the beneficial interests.

        Unless we inform you otherwise in the applicable prospectus supplement, if the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary of the registered global security and if we do not appoint a successor depositary within 90 days, we will issue debt securities in certificated form in exchange for the registered global security. In addition, unless we inform you otherwise in the applicable prospectus supplement, we, in our sole discretion, may at any time determine not to have any of the debt securities of a series represented by one or more registered global securities and, in the event, will issue debt securities of the series in certificated form in exchange for all of the registered global securities representing the series of debt securities. The debt securities of a series may also be issued in whole or in part in the form of one or more bearer global securities that will be deposited with a depositary, or with a nominee for the depositary, identified in the applicable prospectus supplement. Any of the bearer global securities may be issued in temporary or permanent form. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of debt securities to be represented by one or more bearer global securities will be described in the applicable prospectus supplement.

Convertible Debt Securities

        The terms and conditions, if any, upon which the debt securities are convertible into shares of our Class A common stock will be set forth in the applicable prospectus supplement. Such terms will include:

  •
  whether such debt securities are convertible into shares of Class A common stock;

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  the conversion price (or manner of calculation thereof);

  •
  the conversion period;

  •
  provisions as to whether conversion will be at our option or at the option of the holders; and

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  the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such debt securities and any restrictions on conversion.

        Reference is made to the section captioned "Description of Common Stock" for a general description of shares of our Class A common stock to be acquired upon any conversion of debt securities, including a description of certain restrictions on the ownership of shares of our Class A common stock.

Notices

        Unless we inform you otherwise in the applicable prospectus supplement, notices to holders of registered debt securities will be given by mail to the addresses of the holders as they may appear in the register.

Governing Law

        Unless we inform you otherwise in the applicable prospectus supplement, the indentures, the debt securities and any guarantees will be governed by the laws of the State of New York.

Trustee

        The trustee for each series of debt securities will be identified in the applicable prospectus supplement. Each indenture will contain certain limitations on the right of a trustee thereunder, as our creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any claim as security or otherwise.

        The holders of a majority in principal amount of all outstanding debt securities of a series (or if more than one series is affected thereby, of all series so affected, voting as a single class) will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy or power available to the trustee for the series.

        In case an event of default shall occur (and shall not be cured) under any indenture relating to a series of debt securities and is known to the trustee under the indenture, the trustee shall exercise the rights and powers vested in it by the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Subject to these provisions, no trustee will be under any obligation to exercise any of its rights or powers under the applicable indenture at the request of any of the holders of debt securities unless they shall have offered to the trustee security and indemnity satisfactory to it.

DESCRIPTION OF PREFERRED STOCK

        The following is a general description of the preferred stock that we may offer from time to time. The particular terms of the preferred stock being offered and the extent to which such general provisions may apply will be set forth in the applicable prospectus supplement. The statements below describing our preferred stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our articles of incorporation and our bylaws.

        For purposes of this section of the prospectus, references to "Sinclair," "we," "our" or "us" refer only to Sinclair Broadcast Group, Inc. and not any of its current or future subsidiaries.

        Our authorized capital stock consists of 500,000,000 shares of Class A common stock, par value $0.01 per share, 140,000,000 shares of Class B common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share. As of March 27, 2018, we had no shares of preferred stock outstanding.

General

        Under our articles of incorporation, our Board of Directors may from time to time establish and issue one or more series of preferred stock without stockholder approval. Our Board of Directors may, subject to the express provisions of any other series of preferred stock then outstanding, alter the designation, classify or reclassify any unissued preferred stock by setting or changing the number, designation, preference, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption of such series. The issuance of preferred stock could adversely affect the voting power, dividend rights and other rights of holders of common stock. Preferred stock will, when issued, be fully paid and nonassessable.

        The prospectus supplement relating to any preferred stock offered under it will contain the specific terms, including:

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  the number of shares, designation or title of the shares and offering price of the shares;

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  the dividend rate on the shares of the series, if any, whether any dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of the series;

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  the date from which dividends on the preferred stock will accumulate, if applicable;

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  the redemption rights, including conditions and the price(s), if any, for shares of the series;

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  the terms and amounts of any sinking fund for the purchase or redemption of shares of the series;

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  the rights of the shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, and the relative rights of priority, if any, of payment of shares of the series;

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  whether the shares of the series will be convertible into shares of any other class or series, or any of our other securities, or securities of any other corporation or other entity, and, if so, the specification of the other class or series of the other security, the conversion price(s) or dates on which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

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  restrictions on the issuance of shares of the same series or of any other class or series;

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  the voting rights, if any, of the holders of shares of the series; and

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  any other relative rights, preferences and limitations on that series.

Rank

        Unless otherwise specified in the prospectus supplement, our preferred stock, of a particular series, being issued will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, rank:

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  senior to all classes or series of our common stock, and to all equity securities ranking junior to preferred stock we have issued;

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  on a parity with all equity securities we have issued, the terms of which specifically provide that such equity securities rank on a parity with the preferred stock; and

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  junior to all preferred stock of a different series that we have issued the terms of which specifically provide that such equity securities rank senior to preferred stock of another series.

Dividends

        Subject to any preferential rights of any outstanding stock or series of stock and unless otherwise indicated in the applicable prospectus supplement, our holders of preferred stock of each series will generally be entitled to receive, when, as and if declared by our Board of Directors, out of our assets legally available for payment, dividends (in cash, in kind or in other property if expressly permitted and described in the applicable prospectus supplement) at such rates and on such dates as will be set forth in the applicable prospectus supplement. Each such dividend shall be payable to holders of record as they appear on our share transfer books on such record dates as shall be fixed by our Board of Directors.

        Dividends on any series of preferred stock may be cumulative or non-cumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If our Board of Directors fails to declare a dividend payable on a dividend payment date on any series of preferred stock for which dividends are noncumulative, then the holders of such series of preferred stock will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date. We will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series are declared payable on any future dividend payment date.

        If preferred stock of any series is outstanding, we will not pay or declare a full dividend on a series of parity or junior preferred stock or common stock unless:

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  for preferred stock with cumulative dividends, we have declared and paid, or declared and set apart a sum sufficient to pay full cumulative dividends on the preferred stock through the then-current dividend period; or

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  for preferred stock lacking cumulative dividends, we have declared and paid, or declared and set apart a sum sufficient to pay full dividends for the then-current dividend period.

        If dividends are not paid in full (or if a sum sufficient has not been set aside for full payment), then dividends for both that series and any parity series will be declared pro rata. Therefore, the amount of dividends declared per share of both series will maintain the same ratio that accrued dividends per share of each series bear to each other. Accrued dividends will not include any accumulation in respect of unpaid dividends for prior dividend periods if such shares of preferred stock do not have a cumulative dividend. No interest, or sum of money in lieu of interest, shall be payable for any dividend payment or payments on preferred stock of such series which may be in arrears.

        Except as provided in the immediately preceding paragraph, unless we have paid, or declared and set apart a sum sufficient to pay the then current dividend (including dividend payments in arrears if dividends are cumulative) for a series of preferred stock, we will not declare dividends (other than in Class A common stock or preferred stock ranking junior to the preferred stock of such series as to dividends and upon liquidation) or pay or set aside for payment or declare or make any other distribution upon shares of the common stock, junior stock or parity stock as to dividends or upon liquidation. Additionally, we shall not redeem, purchase or otherwise acquire for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) any shares of common stock, junior stock or parity stock as to dividends or upon liquidation. However, we may convert or exchange those shares into junior stock as to dividends and upon liquidation.

Redemption

        If so provided in the applicable prospectus supplement, any series of our preferred stock will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.

        The prospectus supplement relating to a series of our preferred stock that is subject to mandatory redemption will specify:

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  the number of shares of such preferred stock that we will redeem in each year;

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  the year the redemption will commence;

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  the redemption price per share, together with an amount equal to all accrued and unpaid dividends to the date of redemption; and

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  whether the redemption price may be payable in cash or other property.

If the redemption price for our preferred stock of any series is payable only from the net proceeds of the issuance of our capital stock, the terms of such preferred stock may provide that, if we have not issued capital stock or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred stock shall automatically and mandatorily be converted into the applicable class or series of our capital stock pursuant to conversion provisions specified in the applicable prospectus supplement.

        We cannot redeem, purchase or otherwise acquire shares of a series of preferred stock unless:

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  for preferred stock with cumulative dividends, we have declared and paid, or declared and set apart a sum sufficient to pay full cumulative dividends on the preferred stock through the then-current dividend period; or

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  for preferred stock lacking cumulative dividends, we have declared and paid, or declared and set apart a sum sufficient to pay full dividends for the then-current dividend period.

The foregoing shall not prevent the purchase or acquisition of preferred stock of such series pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred stock of such series.

        If fewer than all of our outstanding preferred stock of any series are to be redeemed, we will determine the number of shares to be redeemed. We may redeem the shares on a pro rata basis from the holders of record of those shares in proportion to the number of those shares held or for which redemption is requested by the holder (with adjustments to avoid redemption of fractional shares) or by lot in a manner we determine.

        Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of preferred stock of any series to be redeemed at the address shown on our share transfer books. Each notice shall state:

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  the redemption date;

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  the number of shares and the series of preferred stock to be redeemed;

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  the redemption price;

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  the place or places where certificates for such shares are to be surrendered for payment of the redemption price;

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  that dividends on the shares to be redeemed will cease to accrue on such redemption date; and

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  the date upon which the holder's conversion rights, if any, as to such shares shall terminate.

        If fewer than all shares of the preferred stock of any series are to be redeemed, the notice mailed to each holder shall also specify the number of shares of preferred stock to be redeemed from each holder. If notice of redemption of any preferred stock has been given and if we have set aside the funds necessary for such redemption in trust for the benefit of the holders of any of our preferred stock so called for redemption, then from and after the redemption date dividends will cease to accrue on the preferred stock, and all rights of the holders of the redeemable shares will terminate, except the right to receive the redemption price.

Liquidation Preference

        Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before any distribution or payment will be made to the holders of any shares of common stock or any other class or series of preferred stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of us, the holders of each series of preferred stock will be entitled to receive out of our assets legally available for distribution to stockholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable prospectus supplement), plus an amount equal to all dividends accrued and unpaid (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred stock will have no right or claim to any of our remaining assets. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all our outstanding preferred stock and the corresponding amounts payable on all shares of other classes or series of our capital stock ranking on a parity with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

        If liquidating distributions shall have been made in full to all holders of preferred stock, our remaining assets will be distributed among the holders of any other classes or series of capital stock ranking junior to the preferred stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For such purposes, our consolidation or merger with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of our property or business, shall not be deemed to constitute a liquidation, dissolution or winding up of us.

Voting Rights

        Unless otherwise indicated in the applicable prospectus supplement, holders of our preferred stock will not have any voting rights.

Conversion Rights

        The terms and conditions, if any, upon which any series of preferred stock is convertible into shares of our Class A common stock will be set forth in the applicable prospectus supplement. Such terms will include:

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  the number of shares of Class A common stock into which the shares of preferred stock are convertible;

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  the conversion price (or manner of calculation);

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  the conversion period;

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  provisions as to whether conversion will be at the option of the holders of preferred stock or us;

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  the events requiring an adjustment of the conversion price; and

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  provisions affecting conversion in the event of the redemption of such series of preferred stock.

Book-Entry Preferred Stock

        The preferred stock of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to such series. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a series of preferred stock will be described in the applicable prospectus supplement relating to such series.

Registrar and Transfer Agent

        The registrar and transfer agent for the preferred stock will be set forth in the applicable prospectus supplement.

 DESCRIPTION OF DEPOSITARY SHARES

        The following is a general description of the depositary shares that we may offer from time to time. The particular terms of the depositary shares being offered and the extent to which such general provisions may apply will be set forth in the applicable prospectus supplement.

        For purposes of this section of the prospectus, references to "Sinclair," "we," "our" or "us" refer only to Sinclair Broadcast Group, Inc. and not any of its current or future subsidiaries.

General

        We may issue depositary shares, each of which will represent a fractional interest of a share of a particular series of our preferred stock, as specified in the applicable prospectus supplement. We will deposit shares of preferred stock of each series represented by depositary shares under a separate deposit agreement among us, the applicable depositary and the holders from time to time of the depositary receipts. Generally, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of the particular series of shares of preferred stock represented by the appropriate depositary shares, to all the rights and preferences of those shares of preferred stock (including dividend, voting, conversion, redemption and liquidation rights). As of December 31, 2017, we had no depositary shares issued and outstanding.

        The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following our issuance and delivery of our preferred stock to the depositary, we will cause the preferred stock depositary to issue, on our behalf, the depositary receipts. Upon request we will provide you with copies of the applicable form of deposit agreement and depositary receipt.

Dividends and Other Distributions

        The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of the applicable depositary receipts in proportion to the number of depositary receipts owned by such holder.

        In the event of a distribution other than in cash, the depositary will distribute property received by it to the appropriate record holders of depositary receipts. If the depositary determines that it is not feasible to make such distribution, then it may, with our approval, sell such property and distribute the net proceeds to the record holders.

Withdrawal of Shares

        Generally, if a holder surrenders depositary receipts at the corporate trust office of the preferred stock depositary (unless the related depositary shares have previously been called for redemption), the holder will be entitled to receive at that office the number of whole or fractional shares of preferred stock and any money or other property represented by the depositary shares. Holders of depositary receipts will be entitled to receive whole or fractional shares of the related preferred stock on the basis of the proportion of shares of preferred stock represented by each depositary share as specified in the applicable prospectus supplement. Thereafter, holders of such preferred stock will not be entitled to receive depositary shares for the preferred stock. If a holder seeks to withdraw more depositary shares than are available, then the preferred stock depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Redemption of Depositary Shares

        Whenever we redeem preferred stock held by the preferred stock depositary, the depositary will redeem as of the same redemption date the appropriate number of depositary shares, provided we shall have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accrued and unpaid dividends (except, with respect to noncumulative shares of preferred stock, dividends for the current dividend period only) to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable with respect to the preferred stock specified in the applicable prospectus supplement. If less than all the depositary shares are to be redeemed, the amount redeemed will be selected by the depositary by lot.

        After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. All rights of the holders will cease, except the right to receive money or other property that the holders of the depositary shares were entitled to receive upon such redemption. Payments will be made when holders surrender their depositary receipts to the depositary.

Voting of the Underlying Preferred Stock

        Upon receipt of notice of any meeting at which the holders of shares of preferred stock are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the applicable depositary receipts. Each record holder of depositary receipts on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of shares of preferred stock represented by such holder's depositary shares. The depositary will vote in accordance with such instructions, and we will agree to take all reasonable action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting to the extent it does not receive specific instructions from the depositary receipts holders.

Liquidation Preference

        In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, each holder of a depositary receipt will be entitled to the fraction of the liquidation preference accorded each share of applicable preferred stock, as set forth in the appropriate prospectus supplement.

Conversion of Preferred Stock

        Our depositary shares, as such, are not convertible into shares of our Class A common stock or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement, the depositary receipts may be surrendered by their holders to the depositary with written instructions to the depositary to instruct us to cause conversion of the shares of represented preferred stock into whole shares of Class A common stock or preferred stock, as the case may be, and we will agree that upon receipt of such instructions and any amounts payable, we will convert the depositary shares utilizing the same procedures as those provided for delivery of shares of preferred stock to effect such conversion. If the depositary shares are to be converted in part only, one or more new depositary receipts will be issued for any depositary shares not to be converted. No fractional shares of Class A common stock will be issued upon conversion, and if such conversion will result in a fractional share being issued, we will pay an amount in cash equal to the value of the fractional interest based upon the closing price of the Class A common stock on the last business day prior to the conversion.

Amendment and Termination of the Deposit Agreement

        We and the depositary may, at any time, agree to amend the form of depositary receipt and any provision of the deposit agreement. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts will not be effective unless that amendment has been approved by the existing holders of at least a majority of the depositary shares.

        We may terminate the deposit agreement upon not less than 30 days' prior written notice to the preferred stock depositary if a majority of each class of preferred stock affected by the termination consents to the termination, whereupon the depositary will deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by such depositary receipts.

        In addition, the deposit agreement will automatically terminate if:

  •
  all outstanding depositary shares shall have been redeemed;

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  there shall have been a final distribution in respect of the related preferred stock in connection with our liquidation, dissolution or winding up and such distribution shall have been distributed to the holders of the applicable depositary receipts; or

  •
  each share of related preferred stock shall have been converted into capital stock not so represented by depositary shares.

Charges of Preferred Stock Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the depositary in connection with the performance of its duties under the deposit agreement. However, unless otherwise specified in the applicable prospectus supplement, holders of depositary receipts will pay the fees and expenses of the depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the deposit agreement.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering to us notice of its election to do so. We may at any time remove the depositary. Any such resignation or removal will take effect upon the appointment of a successor depositary, which must be appointed within 60 days after delivery of the notice of resignation or removal and, as in the case of the original preferred stock depositary, must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

        The depositary will forward to holders of depositary receipts any reports and communications from us, including our annual reports and Exchange Act filings, which are received by the depositary with respect to the related preferred stock. The holders of depositary receipts shall have the rights to inspect the transfer books of the depositary and the list of holders of depositary receipts as provided in the applicable deposit agreement or as required by law.

        We, as well as the depositary, will not be liable if either of us is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement. Our obligations and those of the depositary under the deposit agreement will be limited to performing our respective duties in good faith and without negligence, gross negligence or willful misconduct, and neither of us will be obligated to prosecute or defend any legal proceeding relating to any depositary receipts, depositary shares or shares of preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock represented by depositary receipts, holders of depositary receipts or other persons believed to be competent to give such information, and on documents believed to be genuine and signed by a proper party.

        If the depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on our claims, requests or instructions.

DESCRIPTION OF COMMON STOCK

        The following description of our two classes of common stock sets forth certain general terms and provisions of each class of common stock. In this prospectus we are only offering for issuance our Class A common stock to which any prospectus supplement may relate, including a prospectus supplement providing that Class A common stock will be issuable upon conversion of our debt securities or our preferred stock or upon the exercise of our warrants to purchase Class A common stock. The statements below describing each class of common stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our articles of incorporation and bylaws.

        For purposes of this section of the prospectus, references to "Sinclair," "we," "our" or "us" refer only to Sinclair Broadcast Group, Inc. and not any of its current or future subsidiaries.

General

        Our authorized capital stock consists of 500,000,000 shares of Class A common stock, par value $0.01 per share, 140,000,000 shares of Class B common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share. As of March 27, 2018, we had 76,509,574 shares of Class A common stock outstanding, 25,670,684 shares of Class B common stock outstanding and no shares of preferred stock outstanding. All issued and outstanding shares of common stock are duly authorized, validly issued, fully paid and nonassessable.

        The rights of the holders of the Class A common stock and Class B common stock are substantially identical in all respects, except for voting rights and the right of Class B common stock to convert into Class A common stock.

        The following descriptions of our Class A common stock and Class B common stock, and any description of our Class A common stock in a prospectus supplement, may not be complete and is subject to, and qualified in its entirety by reference to, the Maryland General Corporation Law, the actual terms of our articles of incorporation and our bylaws, each as amended and/or restated from time to time.

Class A Common Stock

Voting Rights

        Each holder of our Class A common stock is entitled to one vote per share. The holders of all classes of common stock entitled to vote will vote together as a single class on all matters presented to the stockholders for their vote or approval, including the election of directors, except as otherwise required by Maryland General Corporation Law. There is no cumulative voting in the election of directors.

Dividends

        Subject to the rights of our outstanding preferred stock, if any, which may be hereafter classified and issued, holders of Class A common stock are entitled to receive dividends, if any, as may be declared by our Board of Directors out of funds legally available therefor. All holders of our common stock shall have identical rights to receive any dividends or distributions, and no dividends or distributions shall be paid on any shares of Class A common stock unless the same is paid on all shares of our common stock.

Preemptive Rights

        Holders of shares of our Class A common stock do not have any preemptive rights.

Redemption Rights

        Our shares of Class A common stock are not subject to redemption by operation of a sinking fund or otherwise.

Liquidation Rights

        In the event of any liquidation, dissolution, or winding up of Sinclair, after the payment of debts and liabilities and subject to the prior rights of the preferred stockholders, if any, and the rights of the holders of our Class B common stock, the holders of our Class A common stock are entitled to receive any of our assets available for distribution to our stockholders ratably in proportion to the number of shares held by them.

Transfer Agent and Registrar

        The transfer agent and registrar for our Class A common stock is American Stock Transfer & Trust Company.

Listing

        Our Class A common stock is listed on the NASDAQ Global Select Market under the symbol "SBGI."

Class B Common Stock

        The rights of the holders of our Class B common stock are identical with those of our Class A common stock in all respects, except for voting rights and the right of Class B common stock to convert into Class A common stock. Further, in any merger, consolidation or business combination, the consideration to be received per share by the holders of the Class A common stock must be identical to that received by the holders of the Class B common stock, except that in any transaction in which shares of a third party's common stock are distributed in exchange for our common stock, the shares may differ as to voting rights to the extent that the voting rights now differ among the classes of common stock.

Voting Rights

        The holders of our Class B common stock are entitled to ten votes per share except in certain circumstances described below. The holders of all classes of common stock entitled to vote will vote together as a single class on all matters presented to the stockholders for their vote or approval except as otherwise required by Maryland General Corporation Law.

        Notwithstanding the foregoing, the holders of our Class B common stock are entitled to only one vote per share, voting as a single class with the holders of our Class A common stock, with respect to any proposed: (a) "going private" transaction; (b) sale or other disposition of all or substantially all of our assets; (c) sale or transfer which would cause a fundamental change in the nature of our business; or (d) merger or consolidation of our Company in which the holders of our common stock will own less than 50% of the common stock following the transaction. A "going private" transaction is defined as any "Rule 13e-3 transaction," as that term is defined in Rule 13e-3 promulgated under the Exchange Act, between us and (1) any of the controlling stockholders, as defined below, (2) any affiliate, as defined below, of the controlling stockholders or (3) any group of which the controlling stockholders are an affiliate or of which the controlling stockholders are a member. An "affiliate" is defined as the following: (i) any individual or entity who or that, directly or indirectly, controls, is controlled by, or is under the common control of the controlling stockholders; (ii) any corporation or organization (other than us or one of our majority-owned subsidiaries) of which any of the controlling stockholders is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of voting securities or in which any of the controlling stockholders has a substantial beneficial interest; (iii) a voting trust or similar arrangement pursuant to which the controlling stockholders generally control the vote of the shares of common stock held by or subject to any trust or arrangement; (iv) any other trust or estate in which any of the controlling stockholders has a substantial beneficial interest or as to which any of the controlling stockholders serves as a trustee or in a similar fiduciary capacity; or (v) any relative or spouse of the controlling stockholders or any relative of the spouse who has the same residence as any of the controlling stockholders.

Conversion

        Except for transfers to a permitted transferee (generally, related parties of David D. Smith, Frederick G. Smith, J. Duncan Smith or Robert E. Smith, whom we refer to as the "controlling stockholders"), any transfer of shares of Class B common stock held by any of the controlling stockholders will cause the shares to be automatically converted to Class A common stock. Any conversion of our Class B common stock into our Class A common stock shall be at a one-to-one ratio, and the Class A common stock issued upon any such conversion shall be deemed to be fully paid and nonassessable.

        If the total number of shares of common stock held by the controlling stockholders falls to below 10% of the total number of shares of common stock outstanding, all of the outstanding shares of Class B common stock automatically will be classified as Class A common stock. Holders of our Class B common stock may, however, pledge his shares of class B common stock pursuant to a bona fide pledge of such shares as collateral security for any indebtedness due to the pledge without causing an automatic conversion into Class A common stock, so long as such shares may not be transferred to or registered in the name of the pledge unless such pledge is a permitted transferee. In the event of a foreclosure or other similar action by a pledge who is not a permitted transferee, such pledged shares of Class B common stock shall be converted automatically, without any act or deed on the part of Sinclair or any other person, into shares of our Class A common stock as above provided.

        In addition to the above conversion terms of our Class B common stock, each holder of our Class B common stock has the right to convert his shares at any time into our Class A common stock.

Transfer Agent and Registrar

        The transfer agent and registrar for our Class B common stock is Thomas & Libowitz, P.A.

Listing

        Our Class B common stock is not listed on any securities exchange or automated quotation system.

Certain Provisions of Maryland Law and Our Articles of Incorporation and Bylaws

        The following summary of certain provisions of the Maryland General Corporation Law and our articles of incorporation and bylaws is not complete. You should read the Maryland General Corporation Law and our articles of incorporation and bylaws for more complete information.

        Limitation of Liability of Directors and Officers.    Our bylaws also provide that each director shall perform his duties in good faith and with such care as an ordinarily prudent person in like position would use under similar circumstances. In performing his duties, each director shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in which case prepared or presented by: (a) one or more officers or employees of ours whom the director reasonably believes to be reliable and competent in the matters presented; (b) counsel, certified public accountants or other persons as to matters which the director reasonably believes to be within such person's professional or expert competence; or (c) a Committee of our Board of Directors that has been duly designated upon which such director does not serve as to matters within its designated authority, which Committee such director reasonably believes to merit confidence. Our bylaws provide that a director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance described above to be unwarranted. A director who performs his duties in compliance with the foregoing shall have no liability by reason of being or having been a director of ours.

        Indemnification of Directors and Officers.    Our articles of incorporation and bylaws require us to indemnify our directors and officers to the fullest extent permitted by Maryland law. Under current Maryland law, we will indemnify (i) any director or officer who has been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of his service in that capacity, against reasonable expense incurred by him in connection with the proceeding and (ii) any present or former director or officer against any claim or liability unless it is established that (a) his act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; (b) he actually received an improper personal benefit in money, property or services; or (c) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful. In addition, our articles of incorporation and bylaws require us to pay or reimburse, in advance of the final disposition of a proceeding, expenses incurred by a director or officer to the fullest extent provided by Maryland law. Current Maryland law provides that we shall have received, before providing any such payment or reimbursement, (i) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by us as authorized by Maryland law and our bylaws and (ii) a written undertaking by or on his behalf to repay the amount paid or reimbursed by us if it shall ultimately be determined that the standard of conduct was not met. Our articles of association and bylaws also permit our Board of Directors to provide indemnification, payment or reimbursement of expenses to any of our employees or agents in such capacity. Our articles of incorporation also provide that no amendment thereto may limit or eliminate this limitation of liability with respect to events occurring prior to the effective date of such amendment.

        Meetings of Stockholders.    Our bylaws provide for an annual meeting of stockholders to elect individuals to the Board of Directors and transact such other business as may properly be brought before the meeting. Special meetings of stockholders may be called at any time by the Chairman of the Board of Directors, the President, a Vice President, the Secretary or any director of the Board of Directors upon the request in writing of the holders of a majority of all the votes entitled to be cast with regard to the business to be transacted at such special meeting and such request shall state the purpose of purposes of the special meeting. Business transacted at all special meetings of stockholders shall be confined to the purpose or purposes listed in the notice of such special meeting.

        Voting as a Separate Class.    Under Maryland General Corporation Law, the holders of common stock are entitled to vote as a separate class with respect to any amendment of our articles of incorporation that would increase or decrease the aggregate number of authorized shares of the class, increase or decrease the par value of the shares of the class or modify or change the powers, preferences or special rights of the shares of the class so as to adversely affect the class.

        Business Combinations.    Maryland General Corporation Law prohibits us from entering into "business combinations" and other corporate transactions unless special actions are taken. The business combinations that require these special actions include a merger, consolidation, share exchange, or, in certain circumstances, an asset transfer or issuance of equity securities when the combination is between us and an "interested stockholder" (as defined below). An interested stockholder is:

  •
  any person who beneficially owns 10% or more of the voting power of our shares; or

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  any of our affiliates which beneficially owned 10% or more of the voting power of our shares within two years prior to the date in question.

        We may not engage in a business combination with an interested stockholder or any of its affiliates for five years after the interested stockholder becomes an interested stockholder. We may engage in business combinations with an interested stockholder if at least five years have passed since the person became an interested stockholder, but only if the transaction is:

  •
  recommended by our Board of Directors; and

  •
  approved by at least,

  •
  80% of our outstanding shares entitled to vote; and

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  two-thirds of our outstanding shares entitled to vote that are not held by the interested stockholder.

        Stockholder approval will not be required if our stockholders receive a minimum price (as defined in the statute) for their shares and our stockholders receive cash or the same form of consideration as the interested stockholder paid for its shares.

        This prohibition does not apply to business combinations involving us that are exempted by the Board of Directors before the interested stockholder becomes an interested stockholder. It is anticipated that our board of directors will exempt from the Maryland statute any business combination with the controlling stockholders, any present or future affiliate or associate of any of them, or any other person acting in concert or as a group with any of the foregoing persons.

        Control Share Acquisitions.    The Maryland General Corporation Law provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights unless two-thirds of the stockholders (excluding shares owned by the acquirer, and by the officers and directors who are employees of the Maryland corporation) approve their voting rights.

        "Control Shares" are shares that, if added with all other shares previously acquired, would entitle that person to vote, in electing the directors

  •
  10% or more but less than one-third of such shares;

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  one-third or more but less than a majority of such shares; or

  •
  a majority of the outstanding shares.

        Control shares do not include shares the acquiring person is entitled to vote with stockholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

        If this provision becomes applicable to us, a person who has made or proposes to make a control share acquisition could, under certain circumstances, compel our Board of Directors to call a special meeting of stockholders to consider the voting rights of the control shares. We could also present the question at any stockholders' meeting on our own.

        If this provision becomes applicable to us, subject to certain conditions and limitations, we would be able to redeem any or all control shares. If voting rights for control shares were approved at a stockholders meeting and the acquirer were entitled to vote a majority of the shares entitled to vote, all other stockholders could exercise appraisal rights and exchange their shares for a fair value as defined by statute.

        The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by our articles of incorporation or bylaws.

Foreign Ownership

        Under our articles of incorporation and in order to comply with rules and regulations administered by the Federal Communications Commission, or the FCC, we are not permitted to issue or transfer on our books any of our capital stock to or for the account of any Alien, as defined in our articles of incorporation, if after giving effect to the issuance or transfer, the capital stock held by or for the account of any Alien or Aliens would exceed, individually or in the aggregate, 25% of our capital stock at any time outstanding. Pursuant to our articles of incorporation, we will have the right to repurchase any shares of our capital stock owned beneficially by an Alien or Aliens at the fair market value to the extent necessary, in the judgment of the board of directors, to comply with the foregoing ownership restrictions. Our articles of incorporation also provides that no Alien or Aliens shall be entitled to vote, direct or control the vote of more than 25% of the total voting power of all of the shares of our capital stock outstanding and entitled to vote at any time and from time to time.

        Our articles of incorporation also provide that no Alien shall be qualified to act as an officer of our Company at any time and that no more than 25% of the total number of directors of our Company at any time may be Aliens. Our articles of incorporation give our board of directors all powers necessary to implement and administer the foregoing provisions.

DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of common or preferred stock. If we offer warrants, we will describe the terms in a prospectus supplement. Warrants may be offered independently, together with other securities offered by any prospectus supplement, or through a dividend or other distribution to stockholders and may be attached to or separate from other securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as shall be set forth in the applicable prospectus supplement. A warrant agent would act solely as our agent in connection with the warrants of a particular series and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of such warrants.

        For purposes of this section of the prospectus, references to "Sinclair," "we," "our" or "us" refer only to Sinclair Broadcast Group, Inc. and not any of its current or future subsidiaries.

        The following are some of the warrant terms that could be described in a prospectus supplement:

  •
  the title of the warrant;

  •
  the aggregate number of warrants;

  •
  price or prices at which the warrant will be issued;

  •
  the designation, number and terms of the preferred shares or common shares that may be purchased on exercise of the warrant;

  •
  the date, if any, on and after which the warrant and the related securities will be separately transferable;

  •
  the price at which each security purchasable on exercise of the warrant may be purchased;

  •
  the dates on which the right to purchase the securities purchasable on exercise of the warrant will begin and end;

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  the minimum or maximum number of securities that may be purchased at any one time;

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  any anti-dilution protection;

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  information with respect to book-entry procedures, if any;

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  a discussion of material federal income tax considerations; and

  •
  any other warrant terms, including terms relating to transferability, exchange or exercise of the warrant.

PLAN OF DISTRIBUTION

        We may sell the securities being offered by this prospectus in one or more of the following ways from time to time: (1) through underwriters or dealers; (2) through agents; (3) in "at the market offerings" to or through a market maker or into an existing trading market or securities exchange or otherwise; (4) directly to purchasers; or (5) through a combination of any of these methods of sale. Any such underwriter or agent involved in the offer and sale of the offered securities will be named in the applicable prospectus supplement.

        Underwriters may offer and sell our securities at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. We also may, from time to time, authorize underwriters acting as our agents to offer and sell our securities upon the terms and conditions set forth in an applicable prospectus supplement. In connection with the sale of our securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of our securities for whom they may act as agent. Underwriters may sell our securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions from the underwriters or commissions from the purchasers for whom they may act as agent.

        Any underwriting compensation we pay to underwriters or agents in connection with the offering of our securities and any discounts, concessions or commissions allowed by underwriters to participating dealers will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the offered securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the our securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

        If so indicated in the applicable prospectus supplement, we will authorize dealers acting as our agents to solicit offers by certain institutions to purchase our securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each contract will be for an amount not less than, and the aggregate principal amount of securities sold pursuant to contracts shall be not less or more than, the respective amounts stated in the applicable prospectus supplement. Institutions with whom contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but will in all cases be subject to our approval. Contracts will not be subject to any conditions except (i) the purchase by an institution of the offered securities covered by its contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject and (ii) if the offered securities are being sold to underwriters, we shall have sold to such underwriters the total principal amount of our securities less the principal amount thereof covered by contracts.

        Certain of the underwriters and their affiliates may be customers of, engage in transactions with and perform services for us and our subsidiaries in the ordinary course of business.

        The securities may or may not be listed on a national securities exchange or traded in the over-the-counter market. No assurance can be given as to the liquidity of the trading market for any such securities.

        If underwriters or dealers are used in the sale, until the distribution of the securities is completed, the SEC rules may limit the ability of any such underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, representatives of any underwriters are permitted to engage in certain transactions that stabilize the price of the securities. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offerings (in other words, if they sell more securities than are set forth on the cover page of the prospectus supplement) the representatives of the underwriters may reduce that short position by purchasing securities in the open market. The representatives of the underwriters may also elect to reduce any short position by exercising all or part of any over-allotment option described in the prospectus supplement. The representatives of the underwriters may also impose a penalty bid on certain underwriters and selling group members. This means that if the representatives purchase securities in the open market to reduce the underwriters' short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those shares as part of the offering. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of the securities to the extent that it discourages resales of the securities. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities. In addition, the representatives of any underwriters may determine not to engage in such transactions or that such transactions, once commenced, may be discontinued without notice.

LEGAL MATTERS

        The validity of the securities being offered by this prospectus will be passed upon for us by Pillsbury Winthrop Shaw Pittman LLP.

EXPERTS

        Sinclair's financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in the Report of Management on Internal Control over Financial Reporting) incorporated in this prospectus by reference to Sinclair's Annual Report on Form 10-K for the year ended December 31, 2017 have been so incorporated in reliance on the report (which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of the internal control over financial reporting of Bonten Media Group which Sinclair acquired during 2017) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The audited financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K of Tribune Media Company, except as they relate to Television Food Network, G.P. ("TV Food Network"), and the effectiveness of internal control over financial reporting as of December 31, 2017 have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm. Such financial statements, except as they relate to TV Food Network, and management's assessment of the effectiveness of internal control over financial reporting have been so incorporated in reliance on the report of such independent registered public accounting firm given on the authority of said firm as experts in auditing and accounting.

        The consolidated financial statements of Television Food Network, G.P. as of December 31, 2017 and December 31, 2016 and for each of the three years in the period ended December 31, 2017, incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report incorporated by reference herein (which report expresses an unqualified opinion and includes an explanatory paragraph regarding certain revenue and expense transactions with affiliated companies). Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

        The following unaudited pro forma condensed combined financial information as of and for the year ended December 31, 2017 combines the historical consolidated financial statements of Sinclair Broadcast Group, Inc., "Sinclair," and Tribune Media Company, "Tribune." The unaudited pro forma condensed combined balance sheet, which we refer to as the "Pro Forma Balance Sheet" is presented as if the merger had occurred on December 31, 2017. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2017 is presented as if the merger had occurred on January 1, 2017, the first day of the year ended December 31, 2017, which we refer to as the "Pro Forma Statement of Operations." We refer to the Pro Forma Balance Sheet and the Pro Forma Statement of Operations together as the "unaudited pro forma financial information."

        The unaudited pro forma financial information has been developed from, and should be read in conjunction with, the Sinclair and Tribune audited consolidated financial statements and accompanying notes for the year ended December 31, 2017 incorporated by reference herein. The unaudited pro forma financial information is presented for illustrative purposes only and are not indicative of either future results of operations or results that might have been achieved if the acquisition was consummated as of January 1, 2017.

        The pro forma adjustments give effect to events that are (1) directly attributable to the merger, (2) factually supportable and (3) with respect to the Pro Forma Statement of Operations, expected to have a continuing impact on the results of Sinclair after the closing of the transaction. In order to obtain approval of the transaction from the FCC and/or under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which we refer to as the "HSR Act," Sinclair and/or Tribune will likely be required to divest certain stations that they currently own. An estimated result of these possible divestitures, which may be material, has not been reflected in the pro forma adjustments. Refer to the notes of the unaudited pro forma financial information for additional information regarding the basis of presentation and pro forma adjustments.

        The unaudited pro forma financial information does not reflect any cost savings or other synergies the management of Sinclair and Tribune believe could have been achieved had the transaction been completed on the dates assumed, which are expected to be material.

SINCLAIR BROADCAST GROUP, INC.

PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF December 31, 2017

(Unaudited) (in thousands)

	Sinclair Historical (as reported)	Tribune Historical (see Note 1)	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$681,326	$673,685	$(1,108,891	)(a)	$246,120
Restricted cash, current	313,110	17,566	—		330,676
Accounts receivable, net of allowance for doubtful accounts	566,464	420,095	—		986,559
Prepaid expenses and other current assets	153,847	181,645	(2,191	)(b)	333,301

Total current assets	1,714,747	1,292,991	(1,111,082)		1,896,656
Property and equipment, net	738,298	440,295	84,086	(b)	1,262,679
Goodwill	2,124,033	3,228,988	(1,066,589	)(b)	4,286,432
Indefinite-lived intangible assets	159,371	755,100	477,701	(b)	1,392,172
Definite-lived intangible assets, net	1,801,670	858,565	952,075	(b)	3,612,310
Investments	184,255	1,281,791	517,851	(b)	1,983,897
Other assets	62,096	311,598	(110,656	)(b)	263,038

Total assets	$6,784,470	$8,169,328	$(256,614)		$14,697,184

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable, accrued liabilities and other current liabilities	$482,626	$482,165	$43,359	(c)	$1,008,150
Deferred spectrum auction proceeds	84,341	172,102	(172,102	)(b)	84,341
Current portion of notes payable, capital leases and commercial bank financing	159,382	—	37,250	(d)	196,632

Total current liabilities	726,349	654,267	(91,493)		1,289,123
Long-term liabilities:
Notes payable, capital leases and commercial bank financing, less current portion	3,875,116	2,919,185	2,066,895	(d)	8,861,196
Deferred tax liabilities	515,236	508,174	435,347	(e)	1,458,757
Other long-term liabilities	133,403	870,522	(91,460	)(b)	912,465

Total liabilities	5,250,104	4,952,148	2,319,289		12,521,541
PARENT COMPANY STOCKHOLDERS' EQUITY
Class A Common Stock	761	101	99	(f)	961
Class B Common Stock	257	—	—		257
Treasury Stock, at cost	—	(632,194)	632,194	(f)	—
Additional paid-in capital	1,320,298	4,011,530	(3,335,814	)(f)	1,996,014
Accumulated earnings (deficit)	248,845	(114,240)	79,557	(f)	214,162
Accumulated other comprehensive loss	(1,423)	(48,061)	48,061	(f)	(1,423)

Total parent company stockholders' equity	1,568,738	3,217,136	(2,575,903)		2,209,971
Noncontrolling interest	(34,372)	44	—		(34,328)

Total equity	1,534,366	3,217,180	(2,575,903)		2,175,643

Total liabilities and stockholders' equity	$6,784,470	$8,169,328	$(256,614)		$14,697,184

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED December 31, 2017

(Unaudited) (in thousands)

	Sinclair Historical (as reported)	Tribune Historical (see Note 1)	Pro Forma Adjustments		Pro Forma Combined
Net Revenue	$2,734,118	$1,848,959	$—		$4,583,077
OPERATING EXPENSES:
Direct operating expenses(i)	1,277,570	995,838	732	(g)	2,274,140
Selling, general and administrative expenses(ii)	656,790	540,708	(45,739	)(g),(m)	1,151,759
Other non-media expenses	65,199	9,485	—		74,684
Depreciation of property and equipment	97,103	56,314	10,462	(h)	163,879
Amortization of definite-lived intangible assets	178,822	166,679	(39,313	)(h)	306,188
Gain on asset dispositions	(278,872)	(28,533)	—		(307,405)

Total operating expenses	1,996,612	1,740,491	(73,858)		3,663,245

Operating income	737,506	108,468	73,858		919,832
OTHER INCOME (EXPENSE):
Interest expense and amortization of debt discount and deferred financing costs	(212,315)	(159,387)	(60,621	)(i)	(432,323)
Loss from extinguishment of debt	(1,404)	(20,487)	—		(21,891)
(Loss) income from equity and cost method investments	(13,919)	137,362	(12,024	)(j)	111,419
Write-downs of investments	—	(193,494)	—		(193,494)
Other income, net	8,876	9,242	—		18,118

Total other expense	(218,762)	(226,764)	(72,645)		(518,171)

Income (loss) before income taxes	518,744	(118,296)	1,213		401,661
Benefit (provision) for income taxes	75,360	301,373	(475	)(k)	376,258

Net income from continuing operations	594,104	183,077	738		777,919
Net income attributable to the noncontrolling interests	(18,091)	(3,378)	—		(21,469)

Net income from continuing operations attributable to Sinclair Broadcast Group	$576,013	$179,699	$738		$756,450

Basic earnings per share from continuing operations	$5.77				$6.31

Diluted earnings per share from continuing operations	$5.72				$6.26

Weighted average common shares outstanding	99,844		20,087	(l)	119,931

Weighted average common and common equivalent shares outstanding	100,789		20,087	(l)	120,876

(i)
Direct operating expenses includes media production expenses, expenses recognized from station barter arrangements, and amortization of program contract costs and net realizable value adjustments.

(ii)
Selling, general, and administrative expenses includes media selling, general, and administrative expenses, corporate general and administrative expenses, and research and development expenses.

NOTES TO THE PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

(1) BASIS OF PRO FORMA PRESENTATION

        On May 8, 2017, Sinclair and Tribune entered into the merger agreement, pursuant to which a merger subsidiary of Sinclair will merge with and into Tribune, as a result of which Tribune will be acquired by Sinclair. In the merger, each share of Tribune Class A common stock and Tribune Class B common stock issued and outstanding immediately prior to the effective time (other than shares held by Tribune or any Tribune subsidiary or Sinclair or any Sinclair subsidiary) will be converted into the right to receive (i) $35.00 in cash, without interest and less any required withholding taxes and (ii) 0.23 of a share of Sinclair's Class A common stock. No fractional shares of Sinclair Class A common stock will be issued in the merger. Tribune shareholders will receive cash, without interest, in lieu of any fractional shares.

        Based on the closing price of $33.65 per share for the Sinclair Class A common stock on March 7, 2018, the stock consideration had an implied value of $7.74. Adding this amount to the cash consideration of $35.00 results in an implied value for the merger consideration of $42.74 per share of Tribune common stock.

        The unaudited pro forma financial information and explanatory notes give effect to the merger of Sinclair and Tribune. The Pro Forma Balance Sheet is presented as if the acquisition had occurred on December 31, 2017. The Pro Forma Statement of Operations is presented as if the acquisition had occurred on January 1, 2017.

        The pro forma adjustments give effect to events that are (1) directly attributable to the merger, (2) factually supportable and (3) with respect to the Pro Forma Statement of Operations, expected to have a continuing impact on the results of Sinclair after the closing of the transaction. In order to obtain approval of the transaction from the FCC and/or under the HSR Act, Sinclair and/or Tribune will likely be required to divest one or more stations that they currently own in certain Nielsen "Designated Market Areas" including (i) Seattle-Tacoma, Washington, (ii) St. Louis, Missouri, (iii) Salt Lake City, Utah, (iv) Grand Rapids-Kalamazoo-Battle Creek, Michigan, (v) Oklahoma City, Oklahoma, (vi) Wilkes Barre-Scranton, Pennsylvania, (vii) Richmond-Petersburg, Virginia, (viii) Des Moines-Ames, Iowa, (ix) Harrisburg-Lancaster-Lebanon-York, Pennsylvania and (x) Greensboro-High Point Salem, North Carolina in order to comply with the FCC's Local Television Multiple Ownership Rule (47 C.F.R. § 73.3555(b)), which we refer to as the "FCC duopoly rule," or to obtain clearance under the HSR Act. Sinclair and/or Tribune will also likely be required to divest additional stations in order to comply with the FCC's National Television Multiple Ownership Rule (47 C.F.R. § 73.3555(e)), which we refer to as the "FCC national cap," as required by the FCC. An estimated result of these possible divestitures, which may be material, has not been reflected in the pro forma adjustments.

        The unaudited pro forma financial information was prepared using the acquisition method of accounting with Sinclair treated as the accounting acquirer and, therefore, the historical basis of Sinclair's assets and liabilities is not affected by the transaction. For purposes of developing the Pro Forma Balance Sheet as of December 31, 2017, the acquired Tribune assets, including identifiable intangible assets and liabilities assumed, have been recorded at their estimated fair values with the excess purchase price assigned to goodwill. The estimated fair values assigned in this unaudited pro forma financial information are preliminary and represent Sinclair's current best estimate of fair value and are subject to revision. In addition, the final purchase price of Sinclair's acquisition of Tribune will not be known until the date of closing of the transaction. Differences between these preliminary estimates and the final acquisition may have a material impact on the accompanying unaudited pro forma financial information.

NOTES TO THE PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(1) BASIS OF PRO FORMA PRESENTATION (Continued)

        The unaudited pro forma financial information is based on the historical financial statements of Sinclair and Tribune after giving effect to the acquisition, as well as the assumptions and adjustments described in the accompanying notes to the unaudited pro forma financial information. The unaudited pro forma financial information does not give effect to the costs of any integration activities or benefits that may result from the realization of future cost savings from operating efficiencies, or any other synergies that may result from the Tribune acquisition. Material nonrecurring charges or credits or tax related effects resulting from the merger are not reflected in the Pro Forma Statement of Operations. The unaudited pro forma financial information is presented for illustrative purposes only and are not indicative of either future results of operations or results that might have been achieved if the acquisition was consummated as of January 1, 2017. This information should be read in conjunction with the Sinclair and Tribune historical financial statements and accompanying notes incorporated by reference herein. Certain reclassifications have been made to the historical presentation of the Tribune financial statements to conform to the presentation used in the unaudited pro forma financial information. For the year ended December 31, 2017, $9.5 million of selling, general and administrative expenses have been reclassified to other non-media expenses. Additionally, programming and direct operating expenses have been combined for purposes of the pro forma presentation for both periods presented.

        On May 8, 2017, we entered into financing commitment letters (Commitment Letters) with certain financial institutions for (i) a seven-year senior secured incremental term loan B facility of up to $3,725 million (Incremental Term Loan B Facility) and (ii) a one-year senior unsecured term loan bridge facility of up to $785.0 million (Bridge Facility) and, together with the Incremental Term B Facility, collectively the (Facilities), convertible into a nine-year extended term loan, for purposes of financing a portion of the cash consideration payable under the terms of the agreement of the planned merger between the Company and Tribune (Merger Agreement) and to pay or redeem certain indebtedness of Tribune and its subsidiaries. The Commitment Letters also contemplate certain amendments to our existing credit agreement, as subsequently amended (Existing Credit Agreement) in connection with the Tribune Acquisition to permit the acquisition and to provide for the Incremental Term B Facility in accordance with the terms of the Existing Credit Agreement. The Commitment Letters also provide for the syndication of an incremental revolving credit loan facility commitment of up to $225.0 million (Incremental Revolving Commitments) to be provided in accordance with the terms of the Existing Credit Agreement. The provision of the Incremental Revolving Commitments is not a condition of the Incremental Term B Facility or the Bridge Facility. The funding of the Facilities is subject to our compliance with customary terms and conditions precedent as set forth in the Commitment Letters, including, among others, (i) the execution and delivery by us of definitive documentation consistent with the Commitment Letters and (ii) that the acquisition of Tribune shall have been, or substantially simultaneously with the funding under the Facilities shall be, consummated in accordance with the terms of the Merger Agreement without giving effect to any amendments or waivers that are material and adverse to the parties to the Commitment Letters.

        In December 2017, our wholly-owned subsidiary, Sinclair Television Group, Inc., secured the required financing as contemplated in the Commitment Letters, to be drawn at closing from issuance of $3,725 million Term B loans, maturing in 2024 and priced at LIBOR plus 2.50%, under the Bank Credit Agreement, which will be amended at closing.

        In June 2017, Tribune commenced a consent solicitation, seeking consents from the holders of Tribune notes to amend certain provisions of the indenture governing Tribune's 5.875% Senior Notes

NOTES TO THE PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(1) BASIS OF PRO FORMA PRESENTATION (Continued)

due 2022 (Tribune notes), to (i) eliminate any requirement for Tribune to make a "Change of Control Offer," to holders of Tribune notes in connection with the transactions, (ii) clarify the treatment under the Tribune notes of the proposed structure of the transactions and to facilitate the integration of Tribune and its subsidiaries and the Tribune notes with and into the Company's debt capital structure, and (iii) eliminate the expense associated with producing and filing with the SEC separate financial reports for STG, a wholly-owned subsidiary and the television operating subsidiary of the Company, as successor issuer of the Tribune notes, if the Company or any other parent entity of the successor issuer of the Tribune notes, in its sole discretion, provides an unconditional guarantee of the payment obligations of the successor issuer under the Tribune notes. Tribune received the requisite consent from the holders of the Notes and executed a supplemental indenture to amend these provisions of the Tribune indenture.

        The pro forma financial information was prepared based upon the utilization of $3,725 million of the term loan B facility, a draw down of $225 million from our revolving credit facility, the assumption of $1,100 million of the Tribune notes and the repayment of indebtedness outstanding under Tribune's existing credit facility with all commitments thereunder terminated at or prior to the closing of the transaction. There may be differences in how the transaction is ultimately financed relative to the assumptions utilized in the preparation of the unaudited pro forma financial information which may have a material impact on the unaudited pro forma financial information.

        Acquisition accounting rules require evaluation of certain assumptions, estimates, or determination of financial statement classifications which are completed during the measurement period as defined in current accounting standards. The accounting policies of Sinclair may materially vary from those of Tribune. During preparation of the unaudited pro forma condensed combined financial statements, management has performed a preliminary analysis and is not aware of any material differences, and accordingly, the unaudited pro forma financial information assumes no material differences in accounting policies between the two companies. Following the acquisition and during the measurement period, management will conduct a final review of Tribune's accounting policies in order to determine if differences in accounting policies require adjustment or reclassification of Tribune's results of operations or reclassification of assets or liabilities to conform to Sinclair's accounting policies and classifications. As a result of this review, management may identify differences that, when conformed, could have a material impact on this unaudited pro forma financial information.

(2) PRELIMINARY PURCHASE PRICE ALLOCATION

        The following table summarizes the preliminary purchase price for the Tribune acquisition (in thousands):

Cash consideration paid to Tribune shareholders	$3,056,668
Sinclair Class A common stock to be issued	675,917
Cash paid associated with repayment of Tribune debt	1,855,517
Cash acquired, net of acquiree transaction costs	(612,048)
Consideration related to outstanding equity awards	27,886

Total estimated accounting purchase price, net of cash acquired	$5,003,940

NOTES TO THE PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(2) PRELIMINARY PURCHASE PRICE ALLOCATION (Continued)

        In the merger, each outstanding share of Tribune common stock issued and outstanding immediately prior to the merger will automatically be converted into the right to receive (i) $35.00 in cash, without interest and less any required withholding taxes and (ii) 0.23 of a validly issued, fully paid and nonassessable share of Sinclair Class A common stock. The number of Tribune shares used to estimate the purchase price is calculated using the outstanding shares of Tribune as of December 31, 2017 which totaled 87.3 million shares. The number of shares at closing may be different than what was utilized in the preparation of the unaudited pro forma information. The value of the Sinclair common stock to be issued as part of the purchase price used for purposes of the unaudited pro forma financial information is based upon the closing price of Sinclair's stock on March 7, 2018 of $33.65. A change in the market value of Sinclair's stock of $1 per share would result in a change in the purchase price of approximately $21.0 million.

        The initial purchase price has been allocated to the acquired assets and assumed liabilities based on estimated fair values. The purchase price allocation is preliminary pending a final determination of the fair values of the assets and liabilities. The initial allocated fair value of acquired assets and assumed liabilities is summarized as follows (in thousands):

Restricted cash, current	$17,566
Accounts receivable	420,095
Prepaid expenses and other current assets	179,454
Property and equipment	524,381
Indefinite-lived intangible assets	1,232,801
Definite-lived intangible assets	1,810,640
Other assets	209,242
Investments	1,799,642
Accounts payable, accrued liabilities and other current liabilities	(479,355)
Deferred tax liabilities	(948,229)
Other long-term liabilities	(779,062)
Debt	(1,145,590)
Noncontrolling interest	(44)

Fair value of identifiable net assets acquired	$2,841,541
Goodwill	2,162,399

Total accounting purchase price, net of cash acquired	$5,003,940

        The preliminary allocation presented above is based upon management's estimate of the fair values using valuation techniques including income, cost and market approaches. In estimating the fair value of the acquired assets and assumed liabilities, the fair value estimates are based on, but not limited to, expected future revenue and cash flows, expected future growth rates, and estimated discount rates. Goodwill is calculated as the excess of the consideration transferred over the fair value of the identifiable net assets acquired and represents the future economic benefits expected to arise from other intangible assets acquired that do not qualify for separate recognition; approximately $1 billion of goodwill is expected to be deductible. The initial purchase price allocation is based upon all information available to us at the present time and is subject to change, and such changes could be material.

NOTES TO THE PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(3) PRO FORMA ADJUSTMENTS

        The unaudited pro forma financial information does not reflect any cost savings or other synergies the management of Sinclair and Tribune believe could have been achieved had the transaction been completed on the dates assumed.

  ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AND STATEMENT OF OPERATIONS

        The pro forma adjustments in the Pro Forma Balance Sheet related to the acquisition of Tribune and the related acquisition financing as of December 31, 2017 and in the Pro Forma Statement of Operations related to the Tribune acquisition and the related acquisition financing as of January 1, 2017 are as follows:

(a)
The pro forma adjustments to cash assume the following (in thousands):

Cash purchase price	$(3,056,668)
Proceeds from debt issuance, net of debt issuance costs	3,877,740
Repayment of Tribune debt	(1,855,517)
Transaction costs	(74,446)

Total	$(1,108,891)

(b)
The assets acquired and liabilities assumed of Tribune and its subsidiaries have been adjusted to their estimated fair values as of the acquisition date, as reflected in the purchase price allocation in Note 2. The amount allocated to definite-lived intangible assets primarily represents the estimated fair value ascribed to network affiliations and customer relationships. These intangible assets will be amortized over the estimated weighted average remaining useful life of 14.4 years using the straight-line method. The fair value of the acquired property and equipment, excluding land, will be depreciated on a straight-line basis over the weighted average estimated remaining useful life of 4.4 years. The amount allocated to indefinite lived intangible assets relates primarily to FCC licenses. The amount allocated to investments relates primarily to fair value adjustments related to equity and cost method investments.

(c)
The pro forma adjustments to accounts payable, accrued liabilities and other current liabilities relates primarily to the settlement of Tribune's outstanding vested and unvested employee incentive awards.

NOTES TO THE PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(3) PRO FORMA ADJUSTMENTS (Continued)

(d)
The pro forma adjustments to notes payable, capital leases and commercial bank financing assumes the following (in thousands):

Current portion of issued debt	$37,250

Net change in current portion of notes payable, capital leases and commercial bank financing	$37,250

Repayment of Tribune debt	$(1,855,517)
Long-term portion of issued debt	3,912,750
Fair value adjustments	81,922
Capitalized debt issuance costs	(72,260)

Net change in notes payable, capital leases and commercial bank financing, less current portion	$2,066,895

(e)
Represents the estimated value of deferred tax items recorded related to the acquisition. Primarily relates to assets adjusted to fair value for book purposes that are not recognized for tax purposes using a blended statutory tax rate of 25.8%.

(f)
Adjustments to additional paid-in capital represent the elimination of the historical Tribune balance and the equity portion of the purchase price of $675.9 million. Adjustments to accumulated deficit represent the elimination of the historical Tribune balance, estimated transaction costs of $21.1 million which have not been reflected in the historical financial statements and stock based compensation expense of $13.6 million, net of tax, associated with the settlement of share based awards which will be cash settled by Sinclair in the post combination period. Adjustments to the remaining components of equity represent the elimination of historical Tribune equity balances.

(g)
Includes incremental share based compensation expense associated with the Tribune restricted stock units assumed by Sinclair of $0.7 million in direct operating expenses and $2.9 million in selling, general and administrative expenses.

(h)
Represents adjustments to depreciation and amortization of acquired fixed assets and definite lived intangible assets resulting from the fair value adjustments associated with these assets and changes in the estimated useful lives.

(i)
The pro forma adjustments reflect the additional interest expense, including the amortization of deferred acquisition financing costs. The pro forma financial information was prepared based upon the utilization of $3,725 million of the term loan B facility, a draw down of $225 million from our revolving credit facility and the assumption of $1,100 million of the Tribune notes. The interest rates applied to the incremental term loan B and the revolving credit facility was a blended rate of 3.85% for the year ended December 31, 2017, which reflects management's current estimate of the interest rate for the new debt. A one-eighth percent increase or decrease in this interest rate would have increased or decreased interest expense on the term loan B facility and the $225 million revolving credit facility by $4.9 million for the year ended December 31, 2017.

(j)
Represents adjustments resulting from changes in the amortization of basis difference resulting from fair value adjustments associated with equity method investments.

NOTES TO THE PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

(3) PRO FORMA ADJUSTMENTS (Continued)

(k)
Represents the tax impact of the pro forma adjustments utilizing a blended statutory rate. The pro forma provision for income taxes does not necessarily reflect the amounts that would have resulted had Tribune and its subsidiaries and Sinclair filed consolidated returns for the periods presented.

(l)
Represents the number of shares of Sinclair Class A common stock expected to be issued to Tribune shareholders related to the merger. The restricted stock units that are expected to be assumed by Sinclair as of the effective time can only be settled in cash and therefore are not expected to have a dilutive effect on earnings per share.

(m)
Includes the elimination of the merger expenses recorded in the historical financial statements of both Sinclair and Tribune of $48.7 million.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        Set forth below are the amounts of fees and expenses (other than underwriting discounts and commissions) we will pay in connection with the offering of our securities. All amounts set forth below are estimated.

SEC Registration Fee	$(1)
Printing and Engraving Expenses	(2)
Accounting Fees and Expenses	(2)
Legal Fees and Expenses	(2)
Trustee fees and expenses	(2)
Rating Agency Fees	(2)
Miscellaneous	(2)

Total	$(2)

(1)
In accordance with Rule 456(b), we are deferring payment of the registration fee for the securities offered by this prospectus.

(2)
The amounts of such fees and expenses are based on the securities offered and the number of issuances and accordingly are currently unknown.

Item 15.    Indemnification of Directors and Officers

        Our articles of incorporation and bylaws require us to indemnify our directors and officers to the fullest extent permitted by Maryland law. Under current Maryland law, we will indemnify (i) any director or officer who has been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of his service in that capacity, against reasonable expense incurred by him in connection with the proceeding and (ii) any present or former director or officer against any claim or liability unless it is established that (a) his act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; (b) he actually received an improper personal benefit in money, property or services; or (c) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful. In addition, our articles of incorporation and bylaws require us to pay or reimburse, in advance of the final disposition of a proceeding, expenses incurred by a director or officer to the fullest extent provided by Maryland law. Current Maryland law provides that we shall have received, before providing any such payment or reimbursement, (i) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by us as authorized by Maryland law and our bylaws and (ii) a written undertaking by or on his behalf to repay the amount paid or reimbursed by us if it shall ultimately be determined that the standard of conduct was not met. Our articles of association and bylaws also permit our Board of Directors to provide indemnification, payment or reimbursement of expenses to any of our employees or agents in such capacity. Our articles of incorporation also provide that no amendment thereto may limit or eliminate this limitation of liability with respect to events occurring prior to the effective date of such amendment.

        Our bylaws also provide that each director shall perform his duties in good faith and with such care as an ordinarily prudent person in like position would use under similar circumstances. In performing his duties, each director shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in which case prepared or presented by: (a) one or more officers or employees of ours whom the director reasonably believes to be reliable and competent in the matters presented; (b) counsel, certified public accountants or other persons as to matters which the director reasonably believes to be within such person's professional or expert competence; or (c) a Committee of our Board of Directors that has been duly designated upon which such director does not serve as to matters within its designated authority, which Committee such director reasonably believes to merit confidence. Our bylaws provide that a director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance described above to be unwarranted. A director who performs his duties in compliance with the foregoing shall have no liability by reason of being or having been a director of ours.

Item 16.    Exhibits

        The following exhibits, as noted, are filed herewith, previously have been filed, or will be filed by amendment.

Exhibit No.	Description
1.1	Form of Underwriting Agreement for Debt Securities*.
1.2	Form of Underwriting Agreement for Equity Securities*.
3.1	Amended and Restated Certificate of Incorporation. (Incorporated by reference from Registrant's Report on Form 10-Q for the quarter ended June 30, 1998).
3.2
Amended By-Laws of Sinclair Broadcast Group, Inc. as further amended by the Second Amendment to the Amended By-Laws of Sinclair Broadcast Group, Inc., dated March 3, 2009. (Incorporated by reference from Registrant's Current Report on Form 8-K filed March 6, 2009).
4.1	Specimen Certificate of Class A Common Stock, par value $0.01 per share, of the Registrant (Incorporated by reference from the Registrant's Registration Statement on Form S-1, No. 33-90682) (P)
4.2
Indenture, dated as of August 30, 2016, by and among Sinclair Television Group, Inc., the guarantors identified therein and U.S. Bank National Association, as trustee. (Incorporated by reference from Registrant's Current Report on Form 8-K filed on September 2, 2016).
4.3	Form of Debt Security (included in Exhibit 4.2).
4.4	Form of Warrant Agreement*.
4.5	Form of Certificate for Preferred Stock*.
4.6	Form of Deposit Agreement and Depositary Receipt*.
5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP regarding the legality of the securities being registered.
12.1
Statement of Computation of Ratios of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends.(Incorporated by reference from Registrant's Annual Report on Form 10-K filed on March 1, 2018)
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of PricewaterhouseCoopers LLP.
23.3	Consent of Deloitte & Touche LLP.
23.4	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

Exhibit No.	Description
24.1	Power of Attorney (contained on the signature page hereto).
25.1	Statement of Eligibility of Trustee on Form T-1 under the Indenture*.

*
To be filed by amendment or incorporated by reference in connection with the offering of the offered securities.

Item 17.    Undertakings.

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the undersigned registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

              (i)  each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

  the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference into the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than for the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

        (d)   The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement for Debt Securities*.
1.2	Form of Underwriting Agreement for Equity Securities*.
3.1	Amended and Restated Certificate of Incorporation. (Incorporated by reference from Registrant's Report on Form 10-Q for the quarter ended June 30, 1998).
3.2
Amended By-Laws of Sinclair Broadcast Group, Inc. as further amended by the Second Amendment to the Amended By-Laws of Sinclair Broadcast Group, Inc., dated March 3, 2009. (Incorporated by reference from Registrant's Current Report on Form 8-K filed March 6, 2009).
4.1	Specimen Certificate of Class A Common Stock, par value $0.01 per share, of the Registrant (Incorporated by reference from the Registrant's Registration Statement on Form S-1, No. 33-90682) (P)
4.2
Indenture, dated as of August 30, 2016, by and among Sinclair Television Group, Inc., the guarantors identified therein and U.S. Bank National Association, as trustee. (Incorporated by reference from Registrant's Current Report on Form 8-K filed on September 2, 2016).
4.3	Form of Debt Security (included in Exhibit 4.2).
4.4	Form of Warrant Agreement*.
4.5	Form of Certificate for Preferred Stock*.
4.6	Form of Deposit Agreement and Depositary Receipt*.
5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP regarding the legality of the securities being registered.
12.1
Statement of Computation of Ratios of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends.(Incorporated by reference from Registrant's Annual Report on Form 10-K filed on March 1, 2018)
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of PricewaterhouseCoopers LLP.
23.3	Consent of Deloitte & Touche LLP.
23.4	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).
24.1	Power of Attorney (contained on the signature page hereto).
25.1	Statement of Eligibility of Trustee on Form T-1 under the Indenture*.

*
To be filed by amendment or incorporated by reference in connection with the offering of the offered securities.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hunt Valley, State of Maryland, on March 28, 2018.

SINCLAIR BROADCAST GROUP, INC.
By:	/s/ CHRISTOPHER S. RIPLEY Christopher S. Ripley President and Chief Executive Officer
SINCLAIR TELEVISION GROUP, INC.
By:	/s/ CHRISTOPHER S. RIPLEY Christopher S. Ripley President and Chief Executive Officer
GUARANTORS:
WSMH, INC.
WGME, INC.
SINCLAIR MEDIA III, INC.
WSYX LICENSEE, INC.
SINCLAIR ACQUISITION VII, INC.
SINCLAIR ACQUISITION VIII, INC.
SINCLAIR ACQUISITION IX, INC.
NEW YORK TELEVISION, INC.
BIRMINGHAM (WABM-TV) LICENSEE, INC.
RALEIGH (WRDC-TV) LICENSEE, INC.
WVTV LICENSEE, INC.
SINCLAIR TELEVISION OF SEATTLE, INC.
FISHER PROPERTIES INC.
SINCLAIR TELEVISION MEDIA, INC.
FISHER MILLS INC.
SINCLAIR TELEVISION OF WASHINGTON, INC.
PERPETUAL CORPORATION
HARRISBURG TELEVISION, INC.
THE TENNIS CHANNEL HOLDINGS, INC.
THE TENNIS CHANNEL, INC.
SINCLAIR MEDIA VI, INC.
SINCLAIR PROPERTIES, LLC
By:	Sinclair Communications, LLC, Sole Member
By:	Sinclair Television Group, Inc., Sole Member of Sinclair Communications, LLC

KBSI LICENSEE L.P.
WMMP LICENSEE L.P.
By:	Sinclair Properties, LLC, General Partner
By:	Sinclair Communications, LLC, Sole Member of Sinclair Properties, LLC
By:	Sinclair Television Group, Inc., Sole Member of Sinclair Communications, LLC
WKEF LICENSEE L.P.
By:	Sinclair Communications, LLC, General Partner
By:	Sinclair Television Group, Inc., Sole Member of Sinclair Communications, LLC
WGME LICENSEE, LLC
By:	WGME, Inc., Sole Member
WICD LICENSEE, LLC
WICS LICENSEE, LLC
SINCLAIR TELEVISION OF ILLINOIS, LLC
By:	Illinois Television, LLC, Sole Member
By:	Sinclair Communications, LLC, Sole Member of Illinois Television, LLC
By:	Sinclair Television Group, Inc., Sole Member of Sinclair Communications, LLC
WSMH LICENSEE, LLC
By:	WSMH, Inc., Sole Member
KLGT LICENSEE, LLC
By:	WUCW, LLC, Sole Member
By:	Sinclair Communications, LLC, Sole Member of WUCW, LLC
By:	Sinclair Television Group, Inc., Sole Member of Sinclair Communications, LLC
WCGV LICENSEE, LLC
By:	Milwaukee Television, LLC, Sole Member
By:	Sinclair Communications, LLC Sole Member of Milwaukee Television, LLC
By:	Sinclair Television Group, Inc., Sole Member of Sinclair Communications, LLC
KOKH LICENSEE, LLC
By:	KOKH, LLC, Sole Member
By:	Sinclair Communications, LLC, Sole Member of KOKH, LLC
By:	Sinclair Television Group, Inc., Sole Member of Sinclair Communications, LLC

WCHS LICENSEE, LLC
WVAH LICENSEE, LLC
By:	Sinclair Media III, Inc., Sole Member
CHESAPEAKE TELEVISION LICENSEE, LLC
KABB LICENSEE, LLC
WLOS LICENSEE, LLC
SAN ANTONIO TELEVISION, LLC
KEYE LICENSEE, LLC
KUTV LICENSEE, LLC
WTVX LICENSEE, LLC
WPEC LICENSEE, LLC
WWMT LICENSEE, LLC
WRGB LICENSEE, LLC
WCWN LICENSEE, LLC
KTVL LICENSEE, LLC
KFDM LICENSEE, LLC
WUCW, LLC
WWHO LICENSEE, LLC
WFGX LICENSEE, LLC
KUPN LICENSEE, LLC
WEAR LICENSEE, LLC
ILLINOIS TELEVISION, LLC
KGAN LICENSEE, LLC
KFXA LICENSEE, LLC
WUPN LICENSEE, LLC
WUTV LICENSEE, LLC
WXLV LICENSEE, LLC
WMSN LICENSEE, LLC
WUHF LICENSEE, LLC
MILWAUKEE TELEVISION, LLC
KHGI LICENSEE, LLC
WRLH LICENSEE, LLC
WRGT LICENSEE, LLC
KSAS LICENSEE, LLC
WKRC LICENSEE, LLC
WOAI LICENSEE, LLC
KFOX LICENSEE, LLC
KRXI LICENSEE, LLC
WTOV LICENSEE, LLC
WFXL LICENSEE, LLC
KVII LICENSEE, LLC
WACH LICENSEE, LLC
KGBT LICENSEE, LLC
KTVO LICENSEE, LLC
WPDE LICENSEE, LLC
KHQA LICENSEE, LLC
WSTQ LICENSEE, LLC
WPBN LICENSEE, LLC

KRCG LICENSEE, LLC
WSBT LICENSEE, LLC
WHOI LICENSEE, LLC
WNWO LICENSEE, LLC
KPTH LICENSEE, LLC
WOLF LICENSEE, LLC
WGFL LICENSEE, LLC
WQMY LICENSEE, LLC
SINCLAIR TELEVISION OF EL PASO, LLC
KOCB LICENSEE, LLC
WZTV LICENSEE, LLC
WNAB LICENSEE, LLC
WTVC LICENSEE, LLC
WUXP LICENSEE, LLC
WDKY LICENSEE, LLC
KOKH, LLC
WLFL LICENSEE, LLC
WRDC, LLC
WTTO LICENSEE, LLC
WTVZ LICENSEE, LLC
WTWC LICENSEE, LLC
WGXA LICENSEE, LLC
WTGS LICENSEE, LLC
KDNL Licensee, LLC
WPGH LICENSEE, LLC
WCWB LICENSEE, LLC
KUQI LICENSEE, LLC
KJZZ LICENSEE, LLC
HARRISBURG LICENSEE, LLC
By:	Sinclair Communications, LLC, Sole Member
By:	Sinclair Television Group, Inc., Sole Member of Sinclair Communications, LLC
SINCLAIR PROGRAMMING COMPANY, LLC
SINCLAIR COMMUNICATIONS, LLC
CHESAPEAKE MEDIA I, LLC
SINCLAIR TELEVISION OF FRESNO, LLC
SINCLAIR TELEVISION OF OMAHA, LLC
SINCLAIR NETWORKS GROUP, LLC
SINCLAIR DIGITAL GROUP, LLC
ACTION TV, LLC
COMETTV, LLC
DRIVE AUTO, LLC
FULL MEASURE, LLC
HUMMINGBIRD, LLC
TBD TV, LLC
By:	Sinclair Television Group, Inc., Sole Member
KDSM, LLC
By:	Sinclair Broadcast Group, Inc., Sole Member

KDSM LICENSEE, LLC
By:	KDSM, LLC, Sole Member
By:	Sinclair Broadcast Group, Inc., Sole Member of KDSM, LLC
WDKA LICENSEE, LLC
By:	Sinclair Properties, LLC, Sole Member
By:	Sinclair Communications, LLC, Sole Member of Sinclair Properties, LLC
By:	Sinclair Television Group, Inc., Sole Member of Sinclair Communications, LLC
SINCLAIR BROADCASTING OF SEATTLE, LLC
SINCLAIR TELEVISION OF PORTLAND, LLC
SINCLAIR RADIO OF SEATTLE, LLC
SINCLAIR MEDIA OF BOISE, LLC
SINCLAIR TELEVISION OF OREGON, LLC
SINCLAIR MEDIA OF SEATTLE, LLC
SINCLAIR MEDIA OF WASHINGTON, LLC
SINCLAIR SEATTLE LICENSEE, LLC
SINCLAIR BAKERSFIELD LICENSEE, LLC
SINCLAIR BOISE LICENSEE, LLC
SINCLAIR YAKIMA LICENSEE, LLC
SINCLAIR LEWISTON LICENSEE, LLC
SINCLAIR PORTLAND LICENSEE, LLC
SINCLAIR EUGENE LICENSEE, LLC
SINCLAIR RADIO OF SEATTLE LICENSEE, LLC
By:	Sinclair Television Media, Inc., Sole Member
SINCLAIR KENNEWICK LICENSEE, LLC
SINCLAIR La GRANDE LICENSEE, LLC
By:	Sinclair Television of Washington, Inc., Sole Member
KFRE LICENSEE, LLC
KMPH LICENSEE, LLC
WJAC LICENSEE, LLC
By:	Sinclair Television of Fresno, LLC, Sole Member
By:	Sinclair Television Group, Inc., Sole Member of Sinclair Television of Fresno, LLC
KPTM LICENSEE, LLC
By:	Sinclair Television of Omaha, LLC, Sole Member
By:	Sinclair Television Group, Inc., Sole Member of Sinclair Television of Omaha, LLC
KDBC LICENSEE, LLC
By:	Sinclair Television of El Paso, LLC, Sole Member

By:	Sinclair Communications, LLC, Sole Member of Sinclair Television of El Paso, LLC
By:	Sinclair Television Group, Inc., Sole Member of Sinclair Communications, LLC
SINCLAIR TELEVISION STATIONS, LLC
By:	Perpetual Corporation, Sole Member
ACC LICENSEE, LLC
KATV, LLC
KTUL, LLC
WBMA LICENSEE, LLC
WSET LICENSEE, LLC
By:	Sinclair Television Stations, LLC, Sole Member
By:	Perpetual Corporation, Sole Member of Sinclair Television Stations, LLC
KATV LICENSEE, LLC
By:	KATV, LLC, Sole Member
By:	Sinclair Television Stations, LLC, Sole Member of KATV, LLC
By:	Perpetual Corporation, Sole Member of Sinclair Television Stations, LLC
KTUL LICENSEE, LLC
By:	KTUL, LLC, Sole Member
By:	Sinclair Television Stations, LLC, Sole Member of KTUL, LLC
By:	Perpetual Corporation, Sole Member of Sinclair Television Stations, LLC
WJAR LICENSEE, LLC
WLUK LICENSEE, LLC
WCWF LICENSEE, LLC
By:	Harrisburg Television, Inc., Sole Member
WEST COAST DIGITAL, LLC
SINCLAIR DIGITAL AGENCY, LLC
SINCLAIR DIGITAL NEWS, LLC
By:	Sinclair Digital Group, LLC
By:	Sinclair Television Group, Inc., Sole Member of Sinclair Digital Group, LLC
KAME, LLC
KENV, LLC
KRNV, LLC
KRXI, LLC
KVCW, LLC
KVMY, LLC
By:	Chesapeake Media I, LLC, Sole Member

By:	Sinclair Television Group, Inc., Sole Member of Chesapeake Media I, LLC
SINCLAIR-CALIFORNIA LICENSEE, LLC
By:	Sinclair Television of California, LLC Sole Member
By:	Sinclair Media VI, Inc., Sole Member of Sinclair Television of California, LLC
SINCLAIR TELEVISION OF CALIFORANIA, LLC
SINCLAIR TELEVISION OF MONTANA, LLC
SINCLAIR MEDIA LICENSEE, LLC
WCTI LICENSEE, LLC
SINCLAIR TELEVISION OF NEW BERN, LLC
SINCLAIR TELEVISION OF ABILENE, LLC
SINCLAIR TELEVISION OF BRISTOL, LLC
By:	Sinclair Media VI, Inc., Sole Member
By:	/s/ CHRISTOPHER S. RIPLEY Christopher S. Ripley, in his capacity as President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher S. Ripley and David R. Bochenek and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, to this Registration Statement on Form S-3, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CHRISTOPHER S. RIPLEY Christopher S. Ripley	President and Chief Executive Officer	March 28, 2018
/s/ LUCY A. RUTISHAUSER Lucy A. Rutishauser	Senior Vice President and Chief Financial Officer	March 28, 2018
/s/ DAVID R. BOCHENEK David R. Bochenek	Senior Vice President, Chief Accounting Officer and Corporate Controller	March 28, 2018
/s/ DAVID D. SMITH David D. Smith	Director and Executive Chairman	March 28, 2018
/s/ FREDERICK G. SMITH Frederick G. Smith	Director	March 28, 2018
/s/ J. DUNCAN SMITH J. Duncan Smith	Director	March 28, 2018
/s/ ROBERT E. SMITH Robert E. Smith	Director	March 28, 2018
/s/ LAWRENCE E. MCCANNA Lawrence E. McCanna	Director	March 28, 2018

Signature	Title	Date

/s/ DANIEL C. KEITH Daniel C. Keith	Director	March 28, 2018
/s/ MARTIN R. LEADER Martin R. Leader	Director	March 28, 2018
/s/ HOWARD E. FRIEDMAN Howard E. Friedman	Director	March 28, 2018